                                                                    EXHIBIT 10.7

                      PURCHASE AND SALE-LEASEBACK AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

                             UGLY DUCKLING PORTFOLIO



                                 By and Between


CHAMPION ACCEPTANCE CORPORATION, AN ARIZONA CORPORATION, UGLY DUCKLING CAR SALES, INC., AN ARIZONA CORPORATION, UGLY DUCKLING CAR SALES NEW MEXICO, INC., A NEW MEXICO CORPORATION, UGLY DUCKLING CAR SALES FLORIDA, INC., A FLORIDA CORPORATION, AND UGLY DUCKLING CAR SALES TEXAS, L.L.P., AN ARIZONA LIMITED LIABILITY PARTNERSHIP

                                   as Sellers


                                       and


              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.

                                    as Buyer

                                TABLE OF CONTENTS

Section                                                                 Page(s)



1.       AGREEMENT TO SELL..............................................    1


2.       CERTAIN DEFINITIONS............................................    1


3.       PURCHASE PRICE.................................................    2


4.       PAYMENT OF PURCHASE PRICE......................................    2


5.       OPENING AND CLOSE OF ESCROW....................................    2


6.       CONTINGENCIES..................................................    3


7.       SELLER'S OBLIGATIONS...........................................    5


8.       SELLER REPRESENTATIONS AND WARRANTIES..........................    5


9.       BUYER'S REPRESENTATIONS AND WARRANTIES.........................    9


10.      CONDITIONS TO CLOSE OF ESCROW..................................   10


11.      DELIVERIES TO ESCROW HOLDER....................................   11


12.      COSTS AND EXPENSES.............................................   12


13.      PRORATIONS AND ADJUSTMENTS.....................................   12


14.      DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER...............   13


15.      INDEMNIFICATION................................................   13


16.      RIGHT OF ENTRY.................................................   13

17.      DAMAGE OR CONDEMNATION PRIOR TO CLOSING........................   14


18.      BROKERS........................................................   14


19.      LIMITATION OF LIABILITY........................................   14


20.      NOTICES........................................................   14


21.      REQUIRED ACTIONS OF BUYER AND SELLERS..........................   15


22.      PARTIAL INVALIDITY.............................................   15


23.      WAIVERS........................................................   15


24.      SUCCESSORS AND ASSIGNS.........................................   16


25.      REMEDIES.......................................................   16


26.      SURVIVAL.......................................................   16


27.      CONSENTS AND APPROVALS.........................................   16


28.      INDEMNIFICATION................................................   16


29.      PROFESSIONAL FEES..............................................   17


30.      ENTIRE AGREEMENT; AMENDMENT....................................   17


31.      CONSTRUCTION OF AGREEMENT; KNOWLEDGE OF SELLERS................   18


32.      GOVERNING LAW..................................................   18


33.      WAIVER OF JURY TRIAL...........................................   18

                             TABLE OF DEFINED TERMS

Term                                                                Page(s)

AGREEMENT                                                                 1
APPLICABLE LAWS                                                           5
APPLICABLE PROPERTIES                                                    10
BILL OF SALE                                                              8
BUYER                                                                     1
CLAIM                                                                    11
CLOSE OF ESCROW                                                           2
CLOSING DATE                                                              2
CONTINGENCIES                                                             2
DEALERSHIP                                                                1
DEALERSHIPS                                                               1
DEED                                                                      8
ENVIRONMENTAL REPORT                                                      3
ESCROW                                                                    1
ESCROW HOLDER                                                             1
EXISTING CONTRACTS                                                        5
EXTRACTION RIGHTS                                                         2
HAZARD INSURANCE POLICY                                                   6
ICCMC                                                                     1
IMPROVEMENTS                                                              1
INTANGIBLE PROPERTY                                                       1
LAND                                                                      1
LEASE                                                                     8
LEASE GUARANTY                                                            8
LIEN                                                                      5
OPENING OF ESCROW                                                         2
OTHER PROPERTIES                                                         10
OUTSIDE CLOSING DATE                                                      2
OWNER'S TITLE COMMITMENT                                                  7
OWNER'S TITLE POLICY                                                      7
PERSONAL PROPERTY                                                         1
PROPERTIES                                                                1
PROPERTY                                                                  1
PTR                                                                       3
PTRS                                                                      3
REAL PROPERTY                                                             2
SELLER                                                                    1
SELLER INFORMATION                                                        2
SELLERS                                                                   1
TITLE COMPANY                                                             3

Escrow No. ___________

                      PURCHASE AND SALE-LEASEBACK AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

                             UGLY DUCKLING PORTFOLIO


         This Purchase and Sale-Leaseback Agreement and Joint Escrow Instructions (this "AGREEMENT"), is entered into as of May 13, 1998, by and between CHAMPION ACCEPTANCE CORPORATION, an Arizona corporation, UGLY DUCKLING CAR SALES, INC., an Arizona corporation, UGLY DUCKLING CAR SALES NEW MEXICO, INC., a New Mexico corporation, UGLY DUCKLING CAR SALES FLORIDA, INC., a Florida corporation, and UGLY DUCKLING CAR SALES TEXAS, L.L.P., an Arizona limited liability partnership (collectively, "SELLERS"; individually, a "SELLER"), and IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP., a Maryland corporation ("ICCMC"), or its assignees (ICCMC or its assignees are referred to herein, collectively, as "BUYER"), and constitutes an agreement to purchase and sell real property, and escrow instructions directed to Fidelity National Title Insurance Company ("ESCROW Holder"), to establish an escrow (the "ESCROW") to accommodate the transactions contemplated by this Agreement.

                                    RECITALS

         A. The Sellers are the owners of the "Properties" (as hereinafter defined), which consist principally of the real estate assets associated with the twenty (20) car dealerships (individually, a "Dealership"; collectively, the "DEALERSHIPS"), identified on Exhibit "A" hereto. The particular Seller that owns each Dealership is indicated on Exhibit "A".

         B. Sellers desire to sell and then leaseback from Buyer, and Buyer desires to purchase and then leaseback to Sellers, the Properties on the terms and subject to the conditions hereinafter set forth.

                              TERMS AND CONDITIONS

               NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed as follows:

         1. AGREEMENT TO SELL. On the terms and conditions hereinafter set forth, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Properties.

         2.    CERTAIN DEFINITIONS.

               2.1 "PROPERTIES" means the "Land", the "Improvements", the "Personal Property", the "Intangible Property" and the "Extraction Rights" relating to the Dealerships, collectively. "PROPERTY" means the "Land", the "Improvements", the "Personal Property", the "Intangible Property" and the "Extraction Rights" relating to a specific Dealership.

               2.2 "LAND" with respect to a particular Dealership means the real property described on Exhibit "B" hereto with respect to such Dealership, together with all and singular the respective tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same, and all other rights ancillary, appurtenant or related thereto, and all trees, shrubs and other landscaping located thereon.

                  2.3 "IMPROVEMENTS" with respect to a particular Dealership means all improvements, structures and fixtures, excluding trade fixtures used exclusively in the operation of the business of the Dealership, now or on the "Closing Date" (as hereinafter defined) for such Dealership located on the Land with respect to such Dealership.

                  2.4 "PERSONAL PROPERTY" with respect to a particular Dealership means all tangible personal property now or on the Closing Date for such Dealership located on or about the Land with respect to such Dealership or attached or appurtenant thereto or used in connection with the operation thereof, but excluding any personal property used exclusively in the operation of the business of the Dealership (and not used for the operation or maintenance of the Improvements), such as portable tools and equipment, above ground portable lifts, air compressors, office furniture, Ugly Duckling signage, all of which is excluded from Personal Property and shall be retained by Sellers.

                  2.5 "INTANGIBLE PROPERTY" with respect to a particular Dealership means all intangible property now or on the Closing Date for such Dealership owned or held in connection with the Land, the Improvements, the Personal Property or the Extraction Rights with respect to such Dealership, including all permits, certificates of occupancy and warranties (including those relating to construction or fabrication), plans, drawings, renderings, surveys, title insurance policies, claims under insurance policies or otherwise, rights to receive proceeds of a condemnation or taking of all or any portion of the Land or Improvements with respect to such Dealership, topographical maps, and landscape plans in any way related to the Land, the Improvements, the Personal Property and potential future improvements contemplated to be located on the Land, or Extraction Rights, with respect to such Dealership, or any part thereof, but excluding any intangible property used exclusively in the operation of the business of such Dealership.

                  2.6 "EXTRACTION RIGHTS" with respect to a particular Dealership means all water and water rights, and all minerals, hydrocarbons, natural gas, metals, ores and other substances now or hereafter existing beneath the surface of the Land with respect to such Dealership and all rights related to the extraction thereof.

                  2.7 "REAL PROPERTY" with respect to a particular Dealership, means the Land, Extraction Rights and Improvements with respect to such Dealership.

         3. PURCHASE PRICE. The purchase price for each Property is as provided on Exhibit "A" hereto (the "PURCHASE PRICE").

         4. PAYMENT OF PURCHASE PRICE. Buyer shall deposit the Purchase Price for each Property, as adjusted for the allocations of transaction costs and prorations to be made pursuant to Sections 12 and 13 of this Agreement (as determined by Escrow Holder), into Escrow in cash or other immediately available funds on the Closing Date for such Property. Escrow Holder shall deliver the funds so deposited, as adjusted for the allocations of transaction costs and prorations to be made pursuant to Sections 12 and 13, to the Seller of each particular Property at the Close of Escrow for such Property.

         5.       OPENING AND CLOSE OF ESCROW.

                  5.1 OPENING OF ESCROW. For the purposes of this Agreement, the "OPENING OF ESCROW" shall be the date on which Escrow Holder has received a fully executed original or executed counterpart copies of this Agreement signed by Buyer and Sellers. Escrow Holder is instructed to notify Buyer and Sellers, in writing (which may be by facsimile transmission), of the date of Opening of Escrow. Buyer and Sellers shall execute, deliver and be bound by any reasonable and customary supplemental instructions that may be reasonably requested by Escrow Holder or that may be necessary or convenient to consummate the transaction contemplated by this Agreement. However, the supplemental instructions shall not supersede this Agreement as between Buyer and Sellers, and in all cases this Agreement shall control as between them. All supplemental instructions shall be in writing (including by facsimile transmission).

                  5.2      CLOSE OF ESCROW.

                           5.2.1 CLOSING UPON RECORDATION. "CLOSE OF ESCROW" for
any particular Property shall mean the date and time that the "Deed" (as hereinafter defined) for such Property is recorded in the official records of the county wherein such Property is located.

                           5.2.2 NEW YORK STYLE CLOSING. At Buyer's written
election, the sale of any particular Property may be closed by means of a so-called New York Style closing, with the concurrent delivery of the documents of title, transfer of interest, delivery of the "Owner's Title Policy" or "Owner's Title Commitment" (as such quoted terms are hereinafter defined) for such Property, and the payment of the Purchase Price for such Property, as adjusted for the allocations of transaction costs and prorations provided herein. In the event of a New York Style Closing for any particular Property,
(a) the "CLOSE OF ESCROW" for such Property shall be the date of such concurrent deliveries, and (b) the applicable Seller (or all the Sellers if required by Escrow Holder) shall provide any undertaking, affidavit or indemnity (including a gap indemnity) to assist or enable the Title Company to accommodate the New York Style Closing. In no event shall Buyer be required to furnish any undertaking, affidavit or indemnity for a New York Style Closing.

                           5.2.3 OUTSIDE CLOSING DATE. Close of Escrow for each
Property shall take place on a date (the "CLOSING DATE" for such Property) no later than the date listed on Exhibit "A" (the "OUTSIDE CLOSING DATE"), subject to the terms and conditions hereinafter set forth. Buyer may elect in writing for the Close of Escrow to occur on any earlier date for any particular Property on two (2) business days' notice to the applicable Seller, subject to the terms and conditions hereinafter set forth.

         6.       CONTINGENCIES.

                  6.1 LISTING OF CONTINGENCIES. Buyer's obligations to consummate the purchase of each Property contemplated by this Agreement is expressly subject to and contingent upon satisfaction or written waiver by Buyer of each of the following contingencies (the "CONTINGENCIES") at or before the Close of Escrow for each Property:

                           6.1.1 Sellers' delivery to Buyer and Buyer's approval of all contracts, documents, studies, reports, surveys, data and all other information in Sellers' files or readily obtainable by Sellers that relates to the Properties or any portion thereof (collectively, the "SELLER INFORMATION").

                           6.1.2 Sellers' delivery to Buyer, and Buyer's approval of, an environmental assessment report (the "ENVIRONMENTAL REPORT") with respect to such Property prepared by an environmental consultant acceptable to Buyer at Sellers' expense, each such Environmental Report to include such scope of work and to be in such detail as Buyer may require. Without limitation on Seller's other obligations hereunder, Sellers shall, at Seller's sole cost, cause the

         Environmental Report for each Property to be assigned to Buyer on or before the Closing Date for such Property and cause each Environmental Report to be updated to a date not earlier than sixty (60) days before the applicable Closing Date.

                           6.1.3 Buyer's approval of the zoning, entitlements, building restrictions, building plans, assessments, availability of utilities, feasibility of development and/or use of such Property for Buyer's intended purposes, and other similar information and analyses relating to such Property, if Buyer should choose to obtain and review any of such information or make any of such analyses.

                           6.1.4 Buyer's approval of the exceptions to clear title to such Property as are shown on a preliminary title report or a commitment for title insurance, as the case may be (collectively the "PTRS"; individually a "PTR") issued by Escrow Holder (the "TITLE COMPANY") with respect to such Property. Seller shall (i) cause the Title Company to deliver the PTR, together with legible copies of the documents underlying each of the exceptions to title referenced therein, and (ii) deliver a current ALTA Class A survey of the Land and Improvements for such Property prepared by a licensed land surveyor and legibly showing all matters described in the PTR, to Buyer not less than ten (10) days prior to the Closing Date, with a certification acceptable to Buyer. Any exception to title to be shown on the Owner's Title Policy for such Property in addition to those shown in the PTR shall, unless caused by Buyer, be subject to Buyer's approval, which may be granted or denied by Buyer, at any time prior to the date of Close of Escrow for such Property.

                           6.1.5 Buyer's approval of the structural components, plumbing systems, sewer and/or septic systems, heating, ventilation and air conditioning systems, electrical systems, built-in appliances, roof(s), geology and soils compaction, foundation, and mechanical systems, of, serving or at, as applicable, the Land and Improvements for such Property.

                           6.1.6 Sellers' delivery to Buyer and Buyer's approval of all appraisals or other documents relating to the value of such Property reasonably accessible to any Seller.

                           6.1.7 Sellers' delivery to Buyer and Buyer's approval of all tax returns, if any, relating to such Property for the last five
         (5) years.

                           6.1.8 Sellers' delivery to Buyer and Buyer's approval of all permits, certificates of occupancy and other government approvals relating to such Property.

                           6.1.9 Buyer's approval of all other aspects of the physical, legal, general economic and environmental condition of such Property.

                           6.1.10 The satisfaction of each of the foregoing contingencies with respect to each other Property.

Buyer's approval shall in no way limit Sellers' obligations under the representations, warranties, indemnities and other provisions of this Agreement. At any time prior to the Close of Escrow for a particular Property, Buyer may elect not to purchase such Property by giving written notice of its election to Seller; provided, however, that if Buyer so elects, in its sole and absolute discretion, not to acquire any of the Properties, Buyer shall pay to Seller a fee in the amount of $100 as consideration of its rights granted hereunder.

                  6.2 EFFECT OF ELECTION NOT TO ACQUIRE. If Buyer elects not to purchase any particular Property, this Agreement shall terminate as to such Property, and the parties shall thereafter have no further rights, duties or obligations under this Agreement with regard to such Property except to the extent this Agreement expressly provides otherwise. Except as otherwise herein provided, this Agreement shall remain in full force and effect with respect to any Property with respect to which this Agreement is not so terminated. In addition, if Buyer elects not to purchase any particular Property and such decision was not based on any default by Seller hereunder, Seller may elect, within five (5) business days after receipt of written notification from Buyer that Buyer has elected not to purchase any particular Property, to terminate this Agreement with regard to all other Properties as to which Close of Escrow has not occurred.

                  6.3 DELIVERIES. Seller agrees to deliver to Buyer all of the documents, contracts, reports, surveys, data and other items listed in Section
6.1 above.

         7. SELLER'S OBLIGATIONS. So long as this Agreement remains in effect with respect to a Property:

                  7.1 ENCUMBRANCES; OFFERS. None of the Sellers shall, without the prior written consent of Buyer (such consent in Buyer's sole discretion), convey any interest in such Property or subject such Property to any liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement. Seller shall remove any and all monetary liens or judgments against each Property prior to the Close of Escrow for such Property.

                  7.2 CONTRACTS. Without the prior written consent of Buyer, none of the Sellers shall modify, extend, renew, replace, or otherwise change any of the terms, covenants or conditions of any agreement affecting or relating to such Property or the use, operation, maintenance, management, or occupancy of such Property, nor enter into any other obligations or agreements affecting such Property, excluding agreements relating solely to the operation of the Dealership and not necessary or desirable for the ownership of the Property without regard to its use as a Dealership.

                  7.3 PTR. If Sellers have not done so previously, promptly after the date of Opening of Escrow, Sellers shall cause the Title Company to deliver to Buyer the PTR for such Property and legible copies of all of the documents recorded against such Property and governing each of the exceptions set forth therein, together with a survey for such Property meeting the requirements of Section 6.1.5, above. Sellers shall not permit any exception to title to the Land or Improvements other than those shown in the PTRs to exist or be recorded.

                  7.4 EVALUATIONS. If Sellers have not done so previously, promptly after the date of Opening of Escrow, Sellers shall deliver to Buyer true, complete and correct copies of all surveys, studies, reports, plans, analyses, investigations, appraisals and other evaluations regarding such Property or any aspect or portion thereof performed by or for any of the Sellers or their affiliates, or in any Seller's possession, or obtainable by any of them. In addition, if after the date hereof and prior to the Close of Escrow for such Property any Seller or its affiliates should obtain or be able to obtain any item that, if now possessed by any Seller, Sellers would be required to deliver to Buyer pursuant to the preceding sentence, promptly after such Seller or its affiliates obtain the same, such Seller shall deliver a true, complete and correct copy thereof to Buyer.

         8. SELLER REPRESENTATIONS AND WARRANTIES. Each of the Sellers hereby represents, warrants, covenants and acknowledges to Buyer that:

                  8.1 Each Seller has been duly organized and is validly existing in good standing under the laws of the State of its incorporation (as provided in this first paragraph of this Agreement), and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where any of its assets are located if and to the extent the laws of such states require licensing or qualification in order to conduct business of the type conducted by such Seller.

                  8.2 Each Seller has the legal power, right and actual authority to enter into this Agreement and the documents and instruments to be executed by such Seller pursuant to this Agreement, and has the power, right, capacity and authority to consummate the transactions contemplated by this Agreement. The individuals executing this Agreement, and the instruments to be executed by each Seller pursuant to this Agreement, on behalf of such Seller have the legal power, right, capacity and actual authority to bind such Seller to the terms and conditions of this Agreement and those documents and instruments. The execution and delivery by each Seller of this Agreement, and the other agreements and instruments to be executed by it as contemplated hereby and thereby, and the performance and compliance by each Seller with the terms hereof and thereof, are within the power and actual authority (corporate, trust, partnership or otherwise) of such Seller and have been duly authorized by all necessary action on the part of such Seller, this Agreement has been duly and validly executed and delivered by each Seller and, assuming due authorization, execution and delivery by the Buyer, constitutes, and the other agreements and instruments to be executed by each Seller as contemplated hereby constitutes and will constitute, the legal, valid and binding obligations of each Seller, enforceable against them in accordance with their respective terms, subject to insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  8.3 The consummation of the transactions contemplated by this Agreement is in the ordinary course of each of the Sellers' business. Neither the execution, delivery and performance by any of the Sellers of, nor the compliance with their obligations under, this Agreement, and the other agreements and instruments to be executed by it as contemplated hereby and thereby, will conflict with or result in breach of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under, the organizational documents of any of the Sellers, or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on any of the Sellers or its assets, or any of the provisions of any indenture, mortgage, contract or other instrument to which any of the Sellers is a party or by which any are bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument. Neither the sale of any Property, nor the consummation of the transactions contemplated by this Agreement, are or will result in violation of any applicable federal, state or local statute, law, rule, code, ordinance or regulation.

                  8.4 No license, consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency, is required for the execution, delivery or performance by any Seller of this Agreement, and the other agreements and instruments to be executed by it as contemplated hereby; and no such licenses, consent, approval, authorization, order, registration or filing is required for the performance by any Seller of its obligations hereunder or thereunder.

                  8.5 No litigation, arbitration, governmental investigation or other proceeding, adverse claim or action of any kind or nature is pending or, threatened that (i) could bring into question the validity of this Agreement, the documents and instruments to be entered into by any Seller as contemplated by this Agreement or any action taken or to be taken in connection with the obligations of any Seller contemplated hereby, (ii) presents a material risk that any Seller could be prevented from entering into this Agreement, or the other documents and instruments to be entered into by it as contemplated hereby or (iii) may materially and adversely affect any Seller's ability to perform its obligations under this Agreement, or such other documents and instruments. Each Seller shall notify Buyer promptly upon becoming aware of any such pending litigation, arbitration, governmental investigation or other proceeding, adverse claim or action.

                  8.6 Each Seller is solvent and neither the sale of any Property or any portion thereof nor the performance of its obligations hereunder would cause any Seller to become insolvent. No sale of a Property is being undertaken with the intent to hinder, delay or defraud any of the Sellers' creditors.

                  8.7 No portion of any Property or the business conducted thereon is in violation of any applicable building code, zoning or land use law, or any other law, order, ordinance, statute, rule, code or regulation applicable thereto (collectively, "APPLICABLE LAWS"). All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of all of the Real Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and are in full force and effect, and each Property is lawfully occupied under applicable law. Each Property is, and as of the Close of Escrow for such Property will be, in all material respects, in compliance with, and is used and occupied in accordance with, all Applicable Laws and all restrictive covenants of record applicable to each Property.

                  8.8 No proceeding is pending or, to any Seller's knowledge, threatened or under consideration for the total or partial condemnation of any of the Properties, and no portion of any of the Properties has suffered any damage from waste, fire, water, earthquake or earth movement, windstorm, flood, tornado, or otherwise, in a manner that could affect adversely the value of a Property or the use for which any of the premises therein were intended.

                  8.9 No litigation is pending or, to Sellers' knowledge, threatened or under consideration that could affect any Property or any portion thereof or interest therein, or that could affect any Seller's ability to perform its obligations under this Agreement.

                  8.10 There is no lease or other contract with respect to the occupancy of a Property or any portion thereof or interest therein, nor will there be any such lease or other contract at the Close of Escrow for such Property, that would bind Buyer or such Property or any portion thereof from and after the Close of Escrow for any Property except for the "Lease" (as defined herein and matters described in the PTRs). Sellers have delivered to Buyer true, complete and correct copies of each of the contracts (the "EXISTING CONTRACTS") included in the Intangible Property, and each of the other items constituting the Intangible Property. Each of the Existing Contracts, including all amendments thereto, is listed on Exhibit "F". Each of the Existing Contracts is in full force and effect and free from default. Sellers have obtained any approvals required to assign their interests in the Intangible Property to Buyer. Each Existing Contract affecting a Property shall be terminated at Close of Escrow for such Property, at Seller's sole cost and expense, or shall continue as a direct agreement between the applicable Seller and the other party(ies) under such Existing Contract (with no obligation or liability on Buyer or the Property whatsoever).

                  8.11 Sellers have good and marketable fee simple title to the Properties and each portion thereof and interest therein, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "LIEN"), other than any such Lien to be released on or before the Close of Escrow and prior to or simultaneously with the consummation of the purchase and sale of the affected Property as contemplated herein. Without limiting the generality of the foregoing, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) which are or may become liens on any Property or any portion thereof or interest therein. Sellers' interest in the Properties and right to sell and convey the same to Buyer is not subject to any interest or participation of, or right of first offer or refusal or other right or option in favor of, or other agreement with, any other party, and immediately upon the sale and conveyance of any Property as herein contemplated, the Buyer or its designee shall have good indefeasible fee simple title to, and will be the sole legal owner of, each Property free and clear of any Lien.

                  8.12 All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, rents under all ground leases and similar charges which have become due and owing with respect to each Property and each portion thereof and interest therein have been paid. With respect to the Properties located in the State of Texas, none are assessed as "agricultural" or "open space" land for tax purposes.

                  8.13 All of the Improvements constructed or under construction on the Land for each Property lie wholly within the boundaries and building restriction lines of the Land, and no improvements on adjoining properties encroach upon the Land except as shown in the surveys delivered to Buyer pursuant to Section 6.1.5.

                  8.14 All Improvements are insured by an insurer licensed to do business in the state where the applicable Property is located against loss by fire, hazards of extended coverage and such other hazards as are customary in the areas where each Real Property is located, in an amount sufficient to prevent the owner thereof from being deemed a co-insurer and to provide coverage on a full replacement cost basis (in some cases, exclusive of foundations and footings), and if any portion of the Real Property is in an area identified on a Flood Hazard Boundary Map or Flood Hazard Rate Map issued by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development, as having special flood hazards, a flood insurance policy is in effect with respect to such Real Property issued by a generally acceptable flood insurance carrier in an amount which is at least equal to the lesser of (i) the maximum insurable value of such Real Property, and (ii) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such Real Property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. In addition, each business carried on upon any Real Property or any portion thereof (or the owner of such business) carries workers' compensation insurance. Sellers have no knowledge that any action, omission, misrepresentation, negligence, fraud or other similar occurrence has taken place that could present a material risk of a failure or impairment of full and timely coverage under any such insurance policy. All such insurance policies (collectively, the "HAZARD INSURANCE POLICY") are the valid and binding obligation of the insurer named therein and contain a standard endorsement naming the Sellers, their successors and assigns, as a co-insured thereunder, and each such insurance policy may not be terminated or expire without thirty (30) days' prior written notice to the Sellers or their successors-in-interest (except where applicable law requires a shorter period). No notice of termination, cancellation or non-renewal with respect to any of such policies has been given, and all premiums thereon have been paid.

                  8.15 Each Real Property is owned in fee by Sellers.

                  8.16 Each Property is in good repair and free and clear of any damage or condition that would materially affect the use, enjoyment, value or marketability of such Property; each Property is comprised of one or more separate and lawfully created parcels that abuts or has access to a dedicated, physically open road; each Property is served by public utilities and services generally available in the surrounding community and by well or public water and sewer systems (or septic facilities); each Property has all parking required under applicable law for the operation of the facilities currently existing or businesses currently conducted thereon; no part of any of the Improvements for any Property lies outside the boundaries of, or building setback and other restriction lines applicable to, such Property except as disclosed by the surveys delivered to Buyer pursuant to
Section 6.1.5; and no improvements on adjoining properties encroach onto any Property except for encroachments that do not adversely affect the use, enjoyment, value or marketability of such Property.

                  8.17 No portion of any Property or any interest therein is subject to a bankruptcy plan.

                  8.18 No statement, report or other document within the Seller Information prepared by any Sellers, or to each Sellers' knowledge in any report prepared by any other party, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements and information contained therein not misleading.

                  8.19 Each Property and each portion thereof is in compliance with all environmental laws, statutes, ordinances, regulations, orders, rules, decrees and similar requirements of federal, state, municipal and any other governmental and quasi-governmental authorities, agencies and instrumentalities relating thereto, and no hazardous material or substance was or is incorporated in, stored on, transported to or from, disposed of or located above, on or below or discharged from any portion of any Property by Sellers (except if the same
(1) was in the ordinary course of business, (2) was in full compliance with all Applicable Laws pertaining thereto, (3) did not involve any release, spill, disposition or discharge, and (4) did not and does not create any health or safety hazard). There are no underground storage tanks at any Property except as disclosed in the Environmental Reports. The Sellers have not received notification from any federal, state or other governmental or quasi-governmental authority, agency or instrumentality of any actual, potential, known, or threat of release of hazardous materials or substances on, above, below or from any Property or any potential or known liability that has resulted in or may result in a lien on any Property except as disclosed in the Environmental Reports. For purposes of this representation, the terms hazardous material and hazardous substance (a) shall have all the meanings given to them under any applicable federal, state, municipal, or other jurisdiction's, laws, statutes, rules, regulations and ordinances, and (b) without limiting the generality of the foregoing, shall include any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos, lead or mercury.

                  8.20 Each Property is a separate tax parcel, separate and apart from any other property owned by the Seller or any other person or entity.

                  8.21 Each Deed will be in recordable form and legal, valid and binding against Sellers in accordance with its terms, and at the Close of Escrow will be recorded or filed in the appropriate records or files of the applicable jurisdiction and in a manner sufficient to put third parties on constructive notice of the conveyance of the Property to Buyer or its designee.

         9. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Sellers that, as of the date of this Agreement:

                  9.1 Buyer is a corporation, duly formed and presently existing in good standing under the laws of the State of Maryland. Buyer has the legal power, right and authority to enter into this

Agreement and the instruments to be executed by Buyer pursuant to this Agreement, and to consummate the transactions contemplated by this Agreement.

                  9.2 The individuals executing this Agreement and the instruments to be executed by Buyer pursuant to this Agreement on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement and those instruments.

                  9.3 Neither the execution and delivery of this Agreement and the documents referred to in this Agreement, nor the incurring of the obligations set forth in this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the terms of this Agreement and the documents referred to in this Agreement, conflict with or result in a material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party, nor any law, governmental rule, regulation, judgment, decree or order binding on Buyer.

                  9.4 Buyer is entering into this Agreement and desires to purchase the Property for its own account, and not as an undisclosed agent for any third party, and Buyer acknowledges that Buyer's obligations under this Agreement are not contingent on Buyer's ability to secure financing for its acquisition of the Property or a tenant for the Property or any portion thereof.

         10.      CONDITIONS TO CLOSE OF ESCROW.

                  10.1 Buyer's obligation to purchase each Property is subject to and conditioned upon the satisfaction or Buyer's written waiver of each of the following conditions on or before the Closing Date for such Property:

                           10.1.1 The Title Company shall have delivered to Buyer its irrevocable and unconditional commitment (the "OWNER'S TITLE COMMITMENT" for such property) to issue an ALTA (1970 Form B) extended coverage owner's policy of title insurance (the "OWNER'S TITLE POLICY" for such Property) effective as of the date and time the Deed for such Property is recorded with coverage in the amount of the Purchase Price for such Property, naming Buyer as the insured, showing fee simple title to the Property to be vested in Buyer, free and clear of all liens and encumbrances other than non-delinquent real property taxes and assessments and those matters shown on the PTR for such Property approved by Buyer pursuant to Section 6.1.5, plus any additional exceptions that Buyer may have approved in writing or which Buyer may have caused, together with endorsements in form reasonably satisfactory to Buyer with respect to access, contiguity, tax parcel, non-imputation, fairway, survey, comprehensive, zoning and such other matters as Buyer may reasonably request. With respect to the Properties located in the State of Texas, however, the Owner's Title Policy must insure that, after the completion of the Close of Escrow, Purchaser is the owner of indefeasible fee simple title to each Texas Property, subject only to those matters shown on the PTR for such Property approved by Buyer pursuant to Section 6.1.5, plus (i) any additional exceptions that Buyer may have approved in writing or which Buyer may have caused and (ii) the standard printed exceptions included in a Texas Standard Form Owner Policy of Title Insurance; provided, however, the printed form survey exception must be, at Buyer's expense, limited to "shortages in area;" the printed form exception for restrictive covenants must be deleted or must list only those restrictive covenants that have been approved by Buyer; there must be no exception for rights of parties in possession; and the standard exception for taxes must read: "Standby fees, taxes and assessments by any taxing authority for the 1998 and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership."

                           10.1.2 Sellers' timely delivery to Escrow Holder of each of the items required to be delivered by Sellers pursuant to this Agreement.

                           10.1.3 Satisfaction of each of the Contingencies set forth in Section 6.1 above as to such Property.

                           10.1.4 Sellers' representations and warranties under
         Section 8 above having been true, complete and correct in all material respects, and not having been misleading in any material respect, on the date of this Agreement or on the Closing Date for such Property.

                           10.1.5 Sellers not being in default in the performance of any of its obligations under this Agreement.

                           10.1.6 The subject Property being in the same condition as at the date of this Agreement, reasonable wear and tear excepted.

                  10.2 Sellers' obligation to sell each Property is subject to and conditioned upon the satisfaction or Sellers' written waiver of each of the following conditions on or before the Closing Date for such Property:

                           10.2.1 Buyer's representations and warranties under
         Section 9 above having been true, complete and correct in all material respects, and not misleading in any material respect, on the date of this Agreement or at the time of Close of Escrow.

                           10.2.2 Buyer's timely delivery into Escrow of all sums required from Buyer to close Escrow, as set forth in Section 4 above, subject to Sections 12 and 13 below, and all documents and instruments required to close Escrow as contemplated by this Agreement.

         11.      DELIVERIES TO ESCROW HOLDER.

                  11.1 On the business day prior to the Closing Date for each Property, the Seller owning such Property shall deliver or cause to be delivered to Escrow Holder the following documents:

                           11.1.1 A deed (the "DEED") duly executed by Seller and properly acknowledged, in the form of Exhibit "G" (or such other form as required by Buyer, in Buyer's good-faith discretion, to satisfy any requirements of the law in which any particular Property is located), conveying the Land, Improvements and Extraction Rights included in such Property.

                           11.1.2 A certification duly executed by such Seller under penalty of perjury, in the form of Exhibit "H", stating that Seller is not a foreign corporation, a foreign partnership, a foreign trust, or a foreign estate, as those terms are defined in the Internal Revenue Code and the income tax regulations promulgated under the Internal Revenue Code, together with any state equivalent non-foreign status/withholding certificate.

                           11.1.3 Such evidence as Buyer and the title company issuing the owner's policy of title insurance may require as to authority of such Seller to convey the Property to Buyer.

                           11.1.4 A bill of sale (the "BILL OF SALE"), in the form of Exhibit "I", duly executed by the Seller for such Property, conveying the Personal Property and Intangible Property included in each Property.

                           11.1.5 A lease of such Property (the "LEASE" for such Property), in the form of Exhibit "J", duly executed by such Seller.

                           11.1.6 A guaranty of the Lease for such Property (the "LEASE GUARANTY" for such Property), in the form of Exhibit "K", duly executed by Ugly Duckling Corporation.

                           11.1.7 To the extent not previously delivered to Buyer, originals (or, if originals are not available, certified copies) of all contracts, warranties, licenses, permits and other documents included in the Intangible Property for such Property.

                           11.1.8 A certificate in form reasonably satisfactory to Buyer and duly executed by Sellers under which Sellers jointly and severally represent and warrant that all of the representations and warranties of Sellers under this Agreement are true and correct on the Closing Date for such Property as if made on and as of such Closing Date.

                           11.1.9 An owner's affidavit and such other customary documents as may be required by the Title Company.

                           11.1.10 For any Property located in Arizona, an Affidavit of Real Property Value executed by Seller (and to be executed by Buyer).

                           11.1.11 Such other documents as Buyer reasonably may request in connection with the transactions contemplated hereby.

                  11.2 Buyer shall deliver or cause to be delivered to Escrow Holder, on the Closing Date for each Property, the Purchase Price for such Property.

         12. COSTS AND EXPENSES. Sellers shall pay all closing costs for the sale of each Property including (1) all state, county and local transfer and recording taxes and all recording charges, (2) all escrow fees and relating charges imposed by Escrow Holder, (3) all charges in connection with the title insurance and surveys contemplated by this Agreement, including the premiums for the policies of title insurance to be issued to Buyer, and (4) all of Buyer's due diligence costs and expenses, including appraisals, environmental reports and reasonable attorneys' fees and disbursements of Buyer in connection with its due diligence, the preparation, negotiation of this Agreement and the documents contemplated hereby and the closing of the transactions contemplated hereby. The foregoing expenses shall be paid regardless of whether any particular Property is acquired under this Agreement and such obligations shall survive the termination of the Agreement with respect to any particular Property or with respect to all Properties. Buyer may credit any of the foregoing costs and expenses incurred and not reimbursed prior to Closing against the Purchase Price for any Property.

         13. PRORATIONS AND ADJUSTMENTS. At the Close of Escrow for each Property, the Lease for such Property will be entered into and will provide for the payment of all expenses with respect to such Property by the tenant under such Lease (and such tenant shall be the Seller for such Property). Accordingly, there will be no prorations hereunder and Buyer shall have no responsibility whatsoever for any of the costs and expenses associated with any Property.

         14. DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER. Upon the Close of Escrow for any particular Property, Escrow Holder shall promptly undertake all of the following in the manner indicated:

                  14.1 Cause the Deed and any other documents that the parties to this Agreement may mutually direct, to be recorded in the official records of the county in which such Property is located, with documentary transfer stamps (or, in jurisdictions outside California, with information regarding the purchase price paid by Buyer) not affixed to the Deed or recorded and an appropriate affidavit in lieu thereof to be recorded, if the same is reasonably possible.

                  14.2 Disburse all funds deposited with Escrow Holder by Buyer, and not previously disbursed, as follows:

                           14.2.1 Pay to the parties entitled thereto amounts chargeable to the account of any Seller under the terms of this Agreement, including any prepayment fees to any lender or broker's commission payable by any Seller pursuant to Section 18, and charge those amounts to the applicable Seller's account.

                           14.2.2 Pay the remaining balance of the Purchase Price as directed by Sellers, after giving appropriate credit for any amount that may have been paid directly by Buyer to Sellers against the Purchase Price and of which Escrow Holder has been notified jointly by Buyer and Sellers.

                           14.2.3 When the foregoing disbursements have been made, refund any remaining balance in the Escrow to Buyer.

                  14.3 Direct the Title Company to issue the Owner's Title Policy and deliver an original of that policy to Buyer.

                  14.4 Deliver to both Buyer and Seller copies of all documents delivered to either party to, or recorded pursuant to, this Agreement.

                  14.5 Deliver to both Buyer and Seller a closing statement showing the distribution, application, receipt and earnings of all funds processed through Escrow.

         15. INDEMNIFICATION. If the Close of Escrow occurs for any Property, then Sellers shall protect, defend, indemnify and hold harmless Buyer and such Property from and against: (a) any "Claim" (as hereinafter defined) in any way related to any such Property and arising or accruing prior to the Closing Date; and (b) any Claim that results from any breach or default by Sellers under this Agreement.

         16. RIGHT OF ENTRY. Buyer and Buyer's agents and representatives shall have the right to enter upon each Property and each portion thereof at all reasonable times prior to the Close of Escrow or earlier termination of this Agreement, on reasonable prior notice to Sellers, in order to conduct such inspections, surveys, tests or studies as Buyer may deem necessary or appropriate in connection with satisfying the Contingencies set forth in Section
6.1 of this Agreement, or otherwise. Sellers shall cooperate fully with Buyer in connection with all of such inspections, surveys, tests and studies. Any physical damage directly and negligently caused to the Property by Buyer or Buyer's agents and representatives during any such inspection, survey, test, or study shall be promptly repaired by Buyer at Buyer's cost. In addition, Buyer may contact any and all other occupants of the Real Property, both at the Real Property and elsewhere, for any purpose.

         17. DAMAGE OR CONDEMNATION PRIOR TO CLOSING. Sellers shall promptly notify Buyer of any damage to any Property that has occurred, and of any condemnation proceedings that are commenced or proposed against any Property or any portion thereof after the execution of this Agreement and prior to the Close of Escrow. If such events should occur, Buyer may elect to keep this Agreement to continue in effect as to such Property, without delay or abatement of the Purchase Price for such Property, in which event, Sellers shall assign and transfer to Buyer at the Close of Escrow all of Sellers' rights with respect to the insurance proceeds relating to any damage and any and all condemnation proceeds (including severance damages) that Sellers may have received or be entitled to receive; and if any damage is not covered by insurance or the insurance proceeds are inadequate to cover the reasonable cost of repair of the damage, but this Agreement continues in effect, then the uninsured portion thereof shall be credited toward the Purchase Price of the particular Property at the Close of Escrow. Notwithstanding the foregoing, Buyer may, at its option, at any time after such event, elect to terminate this Agreement as to the affected Property.

         18. BROKERS. Each Seller represents and warrants to Buyer, and Buyer represents and warrants to each Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a Claim for broker's or finder's fee or commissions in connection herewith, then Sellers shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by any Seller (including any Claims in connection with the Brokers), and Buyer shall indemnify, protect, defend and hold each Seller harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

         19. LIMITATION OF LIABILITY. No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Buyer or any affiliate of Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's assets for the payment of any Claim or for any performance, and Seller hereby waives any and all such personal liability. For purposes of this Section 19, no negative capital account or any contribution or payment obligation of any partner or member in Buyer shall constitute an asset of Buyer. In addition, neither Buyer nor any successor or assign of Buyer intends to assume any personal liability, directly or indirectly, under or in connection with any agreement or instrument to which any Property is now or hereafter subject, and no such assumption shall be implied except to the extent expressly set forth in the Bill of Sale. In the event this Agreement is assigned by Buyer to an assignee with respect to one or more Properties (the "APPLICABLE PROPERTIES"), but not all the Properties (the Properties other than the Applicable Properties being herein called the "OTHER PROPERTIES"), then such assignee shall have no obligation or liability under this Agreement or any document executed in connection herewith except to the extent expressly assumed and then only to the extent such obligation or liability relates to the Applicable Properties and not the Other Properties. The limitations of liability contained in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Buyer provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

         20. NOTICES. Any notice which a party is required or may desire to give under this Agreement, shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as hereinafter provided. Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon actual receipt of the same by the party to whom the same is to be given. Notices may be given by facsimile transmission and shall be deemed given upon the actual receipt of the same by the individual to which they are addressed, and shall be promptly followed by a hard copy notice by mail as provided above. Each notice hereunder shall be addressed as follows:

                  If to Buyer:      Imperial Credit Commercial Mortgage
                                    Investment Corp.
                                    11601 Wilshire Boulevard, Suite 2080
                                    Los Angeles, California  90025
                                    Attention: Mr. Daniel J. Occelli

                  With a copy to:   Imperial Credit Commercial Mortgage
                                    Investment Corp.
                                    11601 Wilshire Boulevard, Suite 2080
                                    Los Angeles, California   90025
                                    Attention:  Norbert M. Seifert, Esq.

                  If to Seller:     Ugly Duckling Corporation
                                    2525 East Camelback Road, Suite 1150
                                    Phoenix, Arizona  85016
                                    Attention:  Chief Executive Officer

                  With a copy to:   Ugly Duckling Corporation
                                    2525 East Camelback Road, Suite 1150
                                    Phoenix, Arizona  85016
                                    Attention:  General Counsel

Any address for service of notice on any party may be changed by that party serving a notice upon the other and Escrow Holder of the new address at least five (5) days in advance, except that any change of address to a post office box shall not be effective unless a street address is also specified for use in effectuating personal service.

         21. REQUIRED ACTIONS OF BUYER AND SELLERS. Following the satisfaction or Buyer's waiver of all Contingencies with respect to a Property, Buyer and Sellers shall execute all instruments and documents and take all other actions that may be reasonably required in order to consummate the purchase and sale of such Property contemplated in this Agreement, and shall use their best efforts to accomplish the Close of Escrow for such Property in accordance with the provisions of this Agreement.

         22. PARTIAL INVALIDITY. If any term or provision of this Agreement, or its application to any person or circumstance, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of the term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         23. WAIVERS. No waiver of any breach of any covenant or provision shall be deemed a waiver of any preceding or succeeding breach of that or any other covenant or provision. No waiver of a condition shall constitute a waiver or a default unless specifically agreed to in writing. No waiver with respect to the Close of Escrow of any Property will constitute a waiver for any other Property. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         24. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Buyer and Sellers. Buyer may assign its right to acquire any of the Properties to one or more affiliates of Buyer.

         25. REMEDIES. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided). Each Seller shall be primarily (jointly and severally) liable for the obligations and liabilities of Sellers and any Seller under this Agreement and each of the documents executed by Sellers or any Seller in connection with this Agreement. Each Seller hereby waives any suretyship or guarantor rights and defenses that might otherwise apply (in the absence of this waiver), and without limitation on the foregoing, each of the waivers set forth in paragraph 8 of the form of guaranty attached hereto as Exhibit "K" are hereby incorporated, mutatis mutandis, and shall apply to each Seller as though set forth in full in this Section (with such changes as would be appropriate to apply the same to this Agreement as opposed to the "Lease" therein described).

         26. SURVIVAL. Unless otherwise expressly provided for in this Agreement, the representations, warranties, indemnification obligations and covenants of the parties set forth in this Agreement shall survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of each of the Deeds. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

         27. CONSENTS AND APPROVALS. No consent or approval provided to be given by a party hereunder shall be effective unless in writing and, except as otherwise expressly provided herein, each such approval and consent may be given or withheld in the absolute discretion of such party.

         28. INDEMNIFICATION. The indemnification obligations under this Agreement shall be subject to the following provisions:

         28.1 The party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") of any Claim against Indemnitee within fifteen
(15) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within ten (10) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

                  28.2 The indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, member, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

         28.3 "CLAIM" means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim [including appellate proceedings], and any collection costs or enforcement costs).

         29. PROFESSIONAL FEES. If any party becomes involved in litigation (including bankruptcy and appellate proceedings) arising out of or relating to this Agreement, the court in the litigation (including bankruptcy or appellate proceedings) or arbitrator in any arbitration shall award legal expenses (including, but not limited to attorneys' fees, court costs and other legal expenses) to the prevailing party. The award for legal expenses shall not be computed in accordance with any court schedule, but shall be as necessary to fully reimburse all attorneys' fees and other legal expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate for all the attorneys' fees and other legal expenses paid in good faith. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include all reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

         30. ENTIRE AGREEMENT; AMENDMENT. This Agreement (including all exhibits attached) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter addressed in this Agreement and supersedes all prior understandings with respect to that subject matter. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligation under this Agreement be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing. The parties do not intend to confer any benefit under this Agreement on any person, entity, firm or corporation other than Buyer and Sellers.

         31. CONSTRUCTION OF AGREEMENT; KNOWLEDGE OF SELLERS. Headings at the beginning of each section and subsection are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement has been fully negotiated by Buyer and Sellers; accordingly, this Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties together had prepared it. Accordingly, any generally applicable rule of construction to the effect that ambiguities in a document are to be construed in the manner less (or least) favorable to the drafting party shall not apply to this Agreement and the terms and conditions set forth herein. Unless otherwise indicated, all references to sections and subsections are to sections and subsections in this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. In the event the date on which Buyer or Sellers is required to take any action under the terms of this Agreement is not a business day, the actions shall be taken on the next succeeding business day. As used in this Agreement, (i) references to the "knowledge" of any Seller shall be deemed to refer to the actual knowledge of such Seller or to such knowledge that such Seller would have had if it had conducted a reasonably diligent and complete investigation, and (ii) the term "including" and "include" shall mean "including without limitation" and "include without limitation", respectively.

         32. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to transactions to be performed wholly within the State of California. Each party agrees to submit to the jurisdiction of the courts of Los Angeles County, California, as necessary to effectuate the terms of this Agreement, and that proper venue in any matter so litigated shall be in the Central District of the Los Angeles County Superior Court or of the Municipal Court of the Los Angeles Judicial District, as appropriate.

         33. WAIVER OF JURY TRIAL. To the maximum extent permitted by law, each of the Sellers and Buyer hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under this Agreement or in any way relating to the Properties (including, without limitation, any action to rescind or cancel this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Seller to enter this Agreement.

         34. NEW MEXICO INDEMNIFICATION PROVISION. To the extent, if at all, that NMSA Section 56-7-1 is applicable to this Agreement, any indemnification will not extend to liability, claims, damages, losses or expenses, including attorneys' fees, arising out of (A) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specifications by indemnitee, or the agents or employees of indemnitee, and
(B) the giving of or the failure to give direction or instructions by indemnitee, or the agents or employees of indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damages.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                   "SELLERS":

                                         CHAMPION ACCEPTANCE CORPORATION,
                                         AN ARIZONA CORPORATION


                                         By:    /s/ Steven P. Johnson
                                            -------------------------------
                                         Name:  Steven P. Johnson
                                             ------------------------------
                                         Title: Secretary
                                              -----------------------------



                                         UGLY DUCKLING CAR SALES, INC.,
                                         AN ARIZONA CORPORATION

                                         By:    /s/ Steven P. Johnson
                                            -------------------------------
                                         Name:  Steven P. Johnson
                                             ------------------------------
                                         Title: Secretary
                                              -----------------------------



                                         UGLY DUCKLING CAR SALES NEW MEXICO,
                                         INC.,
                                         A NEW MEXICO CORPORATION

                                         By:    /s/ Steven P. Johnson
                                            -------------------------------
                                         Name:  Steven P. Johnson
                                             ------------------------------
                                         Title: Secretary
                                              -----------------------------


                                         UGLY DUCKLING CAR SALES FLORIDA, INC.,
                                         A FLORIDA CORPORATION

                                         By:    /s/ Steven P. Johnson
                                            -------------------------------
                                         Name:  Steven P. Johnson
                                             ------------------------------
                                         Title: Secretary
                                              -----------------------------

                                        UGLY DUCKLING CAR SALES TEXAS, L.L.P.,
                                        AN ARIZONA LIMITED LIABILITY PARTNERSHIP


                                        By: Ugly Duckling Car Sales, Inc.,
                                            an Arizona corporation
                                            Its:  General Partner

                                         By:    /s/ Steven P. Johnson
                                            -------------------------------
                                         Name:  Steven P. Johnson
                                             ------------------------------
                                         Title: Secretary
                                              -----------------------------



                                        "BUYER":

                                        IMPERIAL CREDIT COMMERCIAL MORTGAGE
                                        INVESTMENT CORP.,
                                        A MARYLAND CORPORATION


                                        By:    /s/ James M. Flagg
                                           -------------------------------
                                        Name:  James M. Flagg
                                            ------------------------------
                                        Title: Sr. Vice President
                                             -----------------------------


The undersigned accepts its appointment as Escrow Holder in accordance with the foregoing terms and conditions and confirms that it has opened an escrow upon those terms and conditions:

"ESCROW HOLDER":

FIDELITY NATIONAL TITLE COMPANY

By:
   -------------------------------
Name:
    ------------------------------
Title:
     -----------------------------

Date:  May    , 1998

                                  EXHIBIT LIST

A     -        Description of Dealerships, Purchase Price and Outside Closing Date
B     -        Description of Land
C     -        Omitted
D     -        Omitted
E     -        Omitted
F     -        List of Existing Contracts
G     -        Form of Deed
H     -        Form of Non-Foreign Status Certificate
I     -        Form of Bill of Sale
J     -        Form of Lease
K     -        Form of Lease Guaranty

Schedule 8.1   List of Sellers and Jurisdiction of Incorporation

                                   EXHIBIT "A"


                   DESCRIPTION OF DEALERSHIPS, PURCHASE PRICE

                            AND OUTSIDE CLOSING DATE

                                   EXHIBIT "A"

NO.     PROPERTY                  SELLER/TENANT             BOOK VALUE         FIDELITY NATIONAL    CLOSING
                                                            SALE PRICE         TITLE ESCROW NO.     DATE
1       1515 E. Bell Rd.,         Ugly Duckling Car Sales,   $ 1,896,975         82091876             May
        Phoenix, AZ               Inc.
2       330 N. 24th St.,          Ugly Duckling Car Sales,   $ 1,557,158         82091877             May
        Phoenix, AZ               Inc.
3       333 S. Alma School,       Ugly Duckling Car Sales,   $ 2,559,979         82091878             May
        Mesa, AZ                  Inc.
4       5017 W. Glendale -
        Intentionally Deleted
5       5104 W. Glendale,         Ugly Duckling Car Sales,   $ 1,426,555         82091880             May
        Glendale, AZ              Inc.
6       9650 N. 19th Ave.,        Ugly Duckling Car Sales,   $   894,035         82091881             May
        Phoenix, AZ               Inc.
7       1030 N. Colorado,         Champion Acceptance        $ 3,476,573         82091883             May
        Gilbert, AZ               Corporation
8       1002 S. 52nd Street -
        Intentionally Deleted
9       400 N. Arizona Ave.,      Ugly Duckling Car Sales,   $  804,889         82091884             May
        Chandler, AZ              Inc.
10      4121 S. Central Ave.,     Ugly Duckling Car Sales,   $   642,854         82091885             May
        Phoenix, AZ               Inc.
11      4515 E. Miami, Phoenix,   Ugly Duckling Car Sales,   $ 2,544,127         82091886             May
        AZ                        Inc.
12      2301 N. Oracle, Tucson,   Ugly Duckling Car Sales,   $ 1,395,615         82091887             May
        AZ                        Inc.
13      1901 W. Copper, Tucson,   Ugly Duckling Car Sales,   $   626,496         82091888             May
        AZ                        Inc.
14      3434 E. Broadway,         Champion Acceptance        $ 1,273,400         82091889             May
        Tucson, AZ                Corporation
15      4700 4th Street, NW,      Ugly Duckling Car Sales    $ 1,473,751         82091890             May
        Albuquerque, NM           New Mexico, Inc.

17      1219 S.E. Military Dr.,   Ugly Duckling Car Sales    $ 1,273,535         82091892             May
        San Antonio, TX           Texas, L.L.P.
        SUBTOTAL - MAY                                       $21,845,942
16      700 Wyoming Blvd.,        Ugly Duckling Car Sales    $ 2,787,207         8209191              July        31
        Albuquerque, NM           New Mexico, Inc.
18      1507 Bandera Road, San    Ugly Duckling Car Sales    $ 1,180,215         82091893             July        31
        Antonio, TX               Texas, L.L.P.
19      350 S. W.W. White, San    Ugly Duckling Car Sales    $ 1,261,987         82091894             July        31
        Antonio, TX               Texas, L.L.P.
20      11704 N. Florida Ave.,    Ugly Duckling Car Sales    $ 1,640,261         82091895             July        31
        Tampa, FL                 Florida, Inc.

21      8805 E. Adamo Dr.,        Ugly Duckling Car Sales    $ 1,091,000         82091896             July        31
        Brandon, FL               Florida, Inc.
22      7501 North Dale Mabry     Ugly Duckling Car Sales    $ 1,600,000                              July        31
        Hwy., Tampa, FL           Florida, Inc.
        SUBTOTAL - JULY                                      $ 9,560,670


        GRAND TOTAL                                          $31,406,612

                                   EXHIBIT "B"

                               DESCRIPTION OF LAND

                                   [OMITTED]

                                   EXHIBIT "C"

                                     OMITTED

                                   EXHIBIT "D"

                                     OMITTED

                                   EXHIBIT "E"

                                     OMITTED

                                   EXHIBIT "F"

                     LIST OF EXISTING CONTRACTS -- OMITTED

                                   EXHIBIT "G"

                                  FORM OF DEED

                              GENERAL WARRANTY DEED



         For the consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned,
                                               , a                       , the
---------------- ------------------------------   ----------------------
Grantor herein, does hereby convey to                                    , a
                                      ----------------------------------
                                        , the Grantee, the following real
------------  -------------------------
property situated in Maricopa County, Arizona, together with all rights and privileges appurtenant thereto, to wit:

                  SEE EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

                  SUBJECT TO current taxes and assessments, reservations in patents, and all easements, rights of way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities as may appear of record.

         AND the Grantor hereby binds itself and its successors to warrant and defend the title, subject to the matters above set forth.

                                    GRANTOR:
                                           ----------------------------------

                                     By:
                                        -------------------------------------
                                     Name:
                                        -------------------------------------
                                     Title:
                                           ----------------------------------

                                   EXHIBIT "H"

                                FIRPTA STATEMENT

                        CERTIFICATE OF NON-FOREIGN STATUS


         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign
person. To inform                   , a                         ("BUYER"),
                  ------------------   ------------------------
and                                    that withholding of tax is not required
    ---------------------------------
upon the disposition of a U.S. real property interest by                      ,
                                                         ---------------------
a                        ("SELLER"), the undersigned hereby swears, affirms and
  ----------------------
certifies the following on behalf of Seller:

         1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

         2. Seller's U.S. employer identification number is                   .
                                                           -------------------
         3. Seller's office address is:

                  ---------------------------------

                  ---------------------------------
                  Attention:
                            -----------------------
                  Telecopier:
                            -----------------------

         4. Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he/she further declares that he has the authority to sign this document on behalf of Seller.

         Executed as of the          day of                    , 1998.
                             -------         ----------------

                                    -----------------------------,
                                    a
                                      ----------------------------


                                    By:
                                      ----------------------------
                                    Name:
                                         -------------------------
                                    Title:
                                         -------------------------

                                   EXHIBIT "I"

                                  BILL OF SALE

                           BILL OF SALE AND ASSIGNMENT


         FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby
acknowledged, the undersigned,                      , a
                               ---------------------    --------------------
("ASSIGNOR"), hereby sells, transfers, assigns and conveys to
                   , a                             ("ASSIGNEE"), the following:
------------------     --------------------------
(1) the "Personal Property" and (2) the "Intangible Property." The terms "Personal Property" and "Intangible Property" shall have the respective definitions set forth in that certain agreement ("PURCHASE AGREEMENT") captioned "PURCHASE AND SALE - LEASE BACK AGREEMENT AND JOINT ESCROW INSTRUCTIONS", dated
as of April      , 1998, by and between Assignor and Assignee.

         The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder, are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor has executed this Bill of Sale and
Assignment as of                    , 1998.
                -------------------

                                    ASSIGNOR:

                                    ------------------------,
                                    a
                                     -----------------------

                                    By:
                                       ----------------------
                                    Name:
                                       ----------------------
                                    Title:
                                       ----------------------

                                   EXHIBIT "J"

                                      LEASE

                                      LEASE

         THIS LEASE (this "Lease") is entered into as of the ____ day of _______________, 1998 (the "Commencement Date"), by and between [ICCMIC entity], a_______________ (the "Landlord"), whose address for purposes of notice hereunder is Attention: Mr. James M. Flagg, c/o Imperial Credit Mortgage Investment Corporation, 11601 Wilshire Boulevard, Suite 2080, Los Angeles, California 90025, and UGLY DUCKLING CAR SALES, INC., an Arizona corporation (the "Tenant"), whose address for purposes of notice hereunder is Attention: General Counsel, 2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016.

                                 R E C I T A L S

         This Lease is made with reference to the following facts and objectives:

         Landlord is the owner of the following: (i) certain tract(s) or parcel(s) of land located in the _________, and more particularly described on the attached and incorporated Exhibit "A" (the land described above, together with all rights, interests, easements, rights of way and appurtenances related thereto, shall hereinafter be referred to as the "Land"); and (ii) a building or buildings located or to be located on the Land and all other structures and improvements existing or to be constructed on the Land, together with all fixtures and equipment therein owned by Landlord (collectively, the "Improvements"). The Land and Improvements are hereinafter collectively referred to as the "Premises." No easement for light, air or view is included with or appurtenant to the Premises.


         Pursuant to all of the terms, conditions, covenants and provisions of this Lease, Tenant desires to lease the Premises from Landlord, and Landlord desires to lease the Premises to Tenant, for the rents and during the terms hereinafter set forth.

         Landlord acquired the Premises on the Commencement Date and for the period of at least _________ years prior to the Commencement Date, Tenant owned, occupied and operated the Premises.


         Tenant has examined the title of the Premises, the physical condition of the Premises, environmental studies and reports of the Premises, and the economic feasibility of conducting its business in and from the Premises. Tenant has determined that the same are satisfactory to Tenant, and Tenant accepts the Premises on an "AS IS - WHERE IS" basis. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Premises are of its selection and to its specifications, that the Premises have been inspected by Tenant and are satisfactory to it, and that in deciding to lease the Premises, Tenant is relying solely on its own investigation of the Premises and not upon any representation or warranty from Landlord or its agents. In the event of any defect or deficiency in the Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort).

         It is the parties' objective to provide for an absolute "bond equivalent" net net net lease to Landlord; the Basic Rent (as hereinafter defined) payable by Tenant hereunder shall be an absolute "bond equivalent" net net net return to Landlord and Tenant shall pay all costs and expenses relating to the Premises and Tenant's operations thereon. Landlord would not have entered into this Lease if it did not meet the aforesaid criteria.

         NOW, THEREFORE, IN CONSIDERATION of the aforesaid Recitals, and in consideration of the Premises leased by Landlord to Tenant hereby, and in consideration of the rents and covenants to be paid and performed by Tenant hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         I.       LEASE.

                  1.1. Demise of Premises. Landlord hereby demises the Premises to Tenant, and Tenant hereby lets and accepts the Premises from Landlord, for the term herein described.

                  1.2. Title and Condition. The Premises are demised and let "as is" subject to all matters of record and all other title exceptions, including but not limited to (a) the rights of any parties in possession and the existing state of the title as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the condition of any buildings, structures and other improvements located thereon, all as of the commencement of the term of this Lease, without representation or warranty by Landlord. Tenant represents that it has examined the title to and the condition of the Premises and has found the same to be satisfactory to it.

                  1.3.     Use of Leased Premises.

                           (a) Tenant is currently operating the Premises for
the purpose of used car sales and activities incidental and related thereto (the "Intended Use"). Tenant agrees to remain open for business and to operate the Intended Use in all or substantially all of the Premises during the Term. Tenant may occupy and use the Premises for no use other than the Intended Use without Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed. In no event, however, shall the Premises be used for a use which would
(i) have a material adverse effect on the value of the Premises, (ii) increase (when compared to use as the Intended Use) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of any Environmental Laws, or (iii) result in or give rise to any material environmental deterioration or degradation of the Premises. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Premises. Tenant shall not use, occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would (A) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Premises, or (B) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, (C) impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises or any portion thereof, or (D) conflict with the terms or conditions of any instrument or agreement binding upon Landlord, Tenant or the Premises. Nothing contained in this Lease and no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises.

                           (b) Tenant represents and warrants to Landlord that
all necessary certificates of occupancy, permits, licenses and consents from any and all appropriate governmental authorities have been obtained by Tenant and are in full force and effect, and Tenant agrees to maintain them in full force and effect during the Term.

                  1.4. Quiet Enjoyment. For so long as no Event of Default (as hereinafter defined) exists hereunder, Landlord warrants peaceful and quiet enjoyment of the Premises by Tenant against acts of Landlord or anyone claiming through Landlord, provided that Landlord and its agents may enter upon and examine the Premises at reasonable times. Exercise by Landlord of its rights to come upon the Premises as set forth in this Lease shall not constitute a violation of this Section.

         II.      TERM.

                  2.1. Term. Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for a primary term (herein called the "Primary Term") commencing on the Commencement Date and ending at midnight on _______________, 2018, unless this Lease shall be sooner terminated or extended. Tenant shall have the right and option to extend this Lease for four (4) consecutive extended terms, of five (5) years each (herein, collectively called the "Extended Terms" and individually, an "Extended Term" and together with the Primary Term, sometimes hereinafter called the "Term" "term of this Lease" or "term hereof"). If no Event of Default shall exist at the time of exercise of such option, each Extended Term shall commence on the day immediately succeeding the expiration date of the Primary Term or the preceding Extended Term and shall end at midnight on the day immediately preceding the fifth anniversary of the first day of such Extended Term. Provided no Event of Default shall exist at the time of exercise of such option, Tenant may exercise each said option to extend this Lease for an Extended Term by giving written notice to that effect at least one (1) year prior to the expiration of the then existing term. If Tenant fails to exercise an option to extend the Term one (1) year or more prior to the expiration of the then current Term, Tenant's option to extend the Term shall not be terminated and this Lease shall not expire unless Landlord delivers to Tenant written notice of Tenant's failure to exercise its option to extend the Term of this Lease and Tenant then fails to exercise the option within fifteen (15) days after receipt of the written notice from Landlord. If Tenant does not exercise any such option in a timely manner, then Landlord shall have the right during the remainder of the Term of this Lease to advertise the availability of the Premises for reletting and/or sale and to erect upon the Premises signs appropriate for the purpose of indicating such availability. Landlord shall also have such right in the final year of the fourth Extended Term. The term "Lease Year" shall mean a calendar year, except that the first partial "Lease Year" (the "First Lease Year") shall commence on the "Commencement Date and expire on December 31, 1998.

         III.     BASIC RENT; ADDITIONAL RENT.

                  3.1. Basic Rent. Tenant covenants to pay to Landlord as and for the rental of the Premises the amounts set forth below (which amounts, as increased by the amounts provided for in Section 3.2 hereof, is together called the "Basic Rent"):

                           (a) For and with respect to the First Lease Year the
amount of $ ___________, payable in equal monthly installments of $____________ (but if the Commencement Date does not occur on the first day of a calendar month, the installment for the period from the Commencement Date to the end of the calendar month in which the Commencement Date occurs shall be paid on the Commencement Date and shall be prorated based on a thirty (30) day month).

                           (b) For and with respect to the second Lease Year
(i.e., calendar year 1999), the amount of $ ___________, payable in equal monthly installments of $____________ .

                           (c) Basic Rent shall be adjusted commencing with the
first (1st) day of the third Lease Year and as of the first (1st) day of each Lease Year thereafter (each such date being referred to herein as an "BR Adjustment Date" and each such Lease Year commencing with the third Lease Year being referred to herein as a "BR Period"). Basic Rent for the first BR Period will be adjusted on the first BR Adjustment Date by an amount calculated by multiplying the Basic Rent then in effect by the percentage increase, if any, in the "CPI", as defined below in this paragraph, from the month immediately preceding the BR Adjustment Date over the CPI for the month immediately preceding the second Lease Year. Basic Rent for each subsequent BR Period will be adjusted on each subsequent BR Adjustment Date by an amount calculated by multiplying the Basic Rent then in effect, by the percentage increase, if any, in the CPI from the last month of the BR Period then ending over the CPI for the last month of the most recent prior BR Adjustment Date. If the aforesaid calculations can not be made by the BR Adjustment Date, there shall be an adjustment retroactive to the BR Adjustment Date as soon as possible after such calculations can be made. Notwithstanding the foregoing to the contrary, in no event shall the percentage increase for any such Lease Year exceed five percent (5%) or be less than two percent (2%). The "CPI" shall mean (and charges subject to adjustment pursuant to the CPI under this Lease shall mean adjustment pursuant to changes in) the "Consumer Price Index For All Urban Consumers (1982-84=100) U.S. City Average, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If no CPI is published for the month for which CPI is to be utilized pursuant to this Lease, the most recent prior month shall be utilized. In the event the CPI is not published by the Bureau of Labor Statistics or another governmental agency at any time during the Term, the most comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and as selected by Landlord shall be used for making such computation.

                           (d) If an option to extend the Term is exercised, for
and with respect to the applicable Extended Term, at the rate equal to one hundred percent (100%) of fair market rental value, but in no event less than the Basic Rent payable in the last year of the prior portion of the Term ("Extended Term Basic Rent"). Fair market rental value will be determined as of the first day of the applicable Extended Term but at the time and on the basis set forth in Section 11.3 hereof.

                  Tenant unconditionally and irrevocably agrees to make the Basic Rent payments directly to Landlord or Landlord's designee and to pay the same on the first day of each month, commencing on the Commencement Date. After any Event of Default, Landlord shall have the right to require that such payments be made in immediately available funds.

                  3.2. Additional Rent. Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

                  3.3. Late Charge. If any installment of Basic Rent is not paid within five (5) days after notice that the same is due and not paid, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to three percent (3%) (the "Late Charge") on such overdue installment of Basic Rent. Such payment shall be in addition to, and not in lieu of, the interest payable pursuant to Section 11.18.

                  3.4. True Lease. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

                  3.5. Net Lease; Non-Terminability.

                           (a) This is an absolutely net lease to Landlord. It
is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and operations carried on therein, including but not limited to costs and expenses relating to any period prior to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be timely performed by Tenant at Tenant's expense. Basic Rent, Additional Rent and all other sums payable hereunder by Tenant, shall be paid without notice, demand, set-off, counterclaim, abatement, suspension, deduction or defense.

                           (b) This Lease shall not terminate nor shall Tenant
have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of rent hereunder, nor shall the obligations of Tenant under this Lease be affected by reason of: (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) the taking in whole or in part of the Premises or any portion thereof by condemnation, requisition or otherwise except as provided in Article VII; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise;
(v) Tenant's acquisition or ownership of all or any of the Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; (vii) any abandonment of the Premises by Tenant or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to
Article VII of this Lease.

                           (c) Tenant agrees that it will remain obligated under
this Lease in accordance with its terms, and it will not take any action to terminate, rescind or avoid this Lease because of: (i) any readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors-in-interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors-in-interest or by any court in any such proceeding.

                           (d) To the extent permitted by applicable law, Tenant
waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, Additional Rent or any other sums payable under this Lease.




IV. PAYMENT OF IMPOSITIONS, TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW; ENVIRONMENTAL MATTERS.

                  4.1. Payment of Impositions. Tenant shall pay or discharge all Impositions (as hereinafter defined) when due, including but not limited to Impositions relating to any period prior to the Commencement Date. Notwithstanding the foregoing provision of this Section 4.1, Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer (other than transfer taxes, recording fees, or similar charges payable in connection with a conveyance hereunder to Tenant), income or excess profits taxes of Landlord hereunder. Tenant agrees to furnish to Landlord and Lender, evidence of the payment of the taxes described in Section 11.12(a)(i) within thirty (30) days after payment thereof. Tenant agrees to furnish evidence of payment of other Impositions with fifteen (15) days of Landlord's request therefor. In the event that any Imposition levied or assessed against the Premises becomes due and payable during the term hereof and may be legally paid in installments, Tenant shall have the option to pay such Imposition in installments. In such event, Tenant shall be liable only for those installments which relate (on an accrual basis) to the term hereof or any period prior to the term hereof. On or prior to the Termination Date, all accrued Impositions relating to the term hereof shall be paid by Tenant to Landlord (whether or not the tax bill therefor is then due and payable, but subject to readjustment in the event of any error in calculation).

                  4.2. Compliance with Laws. Tenant shall, at its expense, comply with and shall cause the Premises to comply with all governmental statutes, laws, rules, orders, regulations and ordinances, including without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, all fire regulations, occupational health and safety laws, applicable point of sale laws, building codes, Environmental Laws, zoning and land use laws and regulations, and any other law the failure to comply with which at any time would affect Landlord or the Premises or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same. Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Tenant affecting the Premises or any part thereof or the ownership, occupancy or use thereof.

                  4.3. Permitted Contests. Provided that Tenant shall have complied with, and shall continue to comply with, its obligations under Section
4.2 (including but not limiting to any governmental requirement of payment under protest as a condition to a contest), Tenant may contest, in good faith and at its expense and in accordance with all laws and governmental requirements, the existence, the amount or the validity of the requirements imposed pursuant to
Section 4.2, or the extent of its liability therefor, by appropriate proceedings. At least thirty (30) days prior to any such contest, and as a condition thereto, Tenant shall notify Landlord as to the proposed contest in reasonable detail, and Landlord shall have the right to require Tenant to post security in amount and form reasonably required by Landlord. No such contest or proceedings shall in any way eliminate or otherwise interfere with Tenant's obligation to make timely payments of Basic Rent and Additional Rent under this Lease. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, defend, indemnify, protect and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all attorneys' fees, appearance costs and expenses) incurred by Landlord in connection with any such contest (but this shall not be construed so as to require Tenant to pay Impositions which relate to a period after the Term even if such Impositions are increased in connection with a contest) and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any criminal liability or shall subject the Premises to the risk of foreclosure.

                  4.4. Hazardous Materials. Tenant shall:

                           (a) not cause, or permit any Hazardous Material (as
defined below) to exist on or discharge from the Premises (except for items (1) sold or used in the ordinary course of Tenant's business, (2) in full compliance with all Environmental Laws pertaining thereto, (3) not involving any release, spill, disposition or discharge, and (4) not creating any health or safety hazard), and shall promptly: (i) pay any claim against Tenant, Landlord, Lender or the Premises; (ii) remove any charge or lien upon any of the Premises; and
(iii) defend, indemnify, protect and hold Landlord and Lender harmless from any and all claims, expenses, liability, loss or damage (including reasonable attorneys' fees) resulting from any Hazardous Material that at any time exists on or is discharged from the Premises except to the extent it is the direct result of the actual gross negligence or willful misconduct of Landlord;

                           (b) not cause or permit any Hazardous Material to
exist on or discharge from any property owned or used by Tenant which would result in any charge or lien upon the Premises and shall promptly: (i) pay any claim against Tenant, Landlord, Lender or the Premises; (ii) remove any charge or lien upon the Premises; and (iii) defend, indemnify, protect and hold Landlord and Lender harmless from any and all claims, expenses, liability, loss or damage (including reasonable attorneys' fees) resulting from the existence or discharge of any such Hazardous Material except to the extent it is the direct result of the actual gross negligence or willful misconduct of Landlord;

                           (c) notify Landlord and Lender within ten (10) days
after Tenant first has knowledge of any of the following:

                                     (i)  that Hazardous  Material  exists on
or has been discharged from or onto the Premises (whether originating thereon or migrating to the Premises from other property);

                                     (ii) that Tenant is subject to
investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

                                     (iii) notice or claim to the effect that
Tenant is or may be liable to any person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

                                     (iv) notice that the Premises are subject
to an environmental lien;

                                     (v) notice of violation to Tenant or
awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law.

                           (d) comply, and cause the Premises to comply, with
all statutes, laws, ordinances, rules and regulations of all local, state or federal authorities having authority over the Premises or any portion thereof or their use, including without limitation, relative to any Hazardous Material, petroleum products, asbestos containing materials or PCB's.

                           (e) "Hazardous Material" means any hazardous or toxic
material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws ), and without limiting the generality of the foregoing, shall include any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos, lead or mercury.

                           (f) "Environmental Laws" means any statute, law,
ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Property or any portion thereof or its use as the same may be amended from time to time, including but not limited to: (i) the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (ii) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (iii) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; (iv) the Toxic Substance Control Act (15 U.S.C. Section 2601) as amended; and (v) the Clean Air Act (42 U.S.C. Section 7401) as amended.

                           (g) The Tenant's obligations and liabilities under
this Section 4.4 shall survive the expiration or termination of this Lease and shall include, without limitation, matters arising prior to the Commencement Date.


         V. MAINTENANCE AND REPAIR; ALTERATIONS.

                  5.1. Maintenance and Repair. Tenant acknowledges that it has received the Premises in good condition, repair and appearance. Tenant agrees that, at its expense, it will keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good condition and repair. It will make promptly, all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs or replacements of every kind which may be required to be made to keep and maintain the Premises in such good condition, repair and appearance and it will keep the Premises orderly and free and clear of rubbish. Tenant covenants not to install any underground storage tanks on the Premises. Tenant agrees that its obligation to maintain and repair the Premises as set forth in this Section 5.1 benefit both Landlord and Tenant, are the sole responsibility of Tenant, and may not be delegated. Tenant further covenants to perform or observe all terms, covenants or conditions of any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Premises are currently subject. Tenant shall, at its expense, use its best efforts to enforce compliance with any reciprocal easement or maintenance agreement benefiting the Premises by any other person subject to such agreement. Landlord shall not be required to maintain, repair or rebuild, or to make any Alterations of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way. Tenant hereby expressly waives the right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the term of this Lease or which may thereafter be enacted. In the event that the Premises shall violate any law and as a result of such violation an enforcement action is threatened or commenced against Tenant or with respect to the Premises, then Tenant shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, making any necessary repairs or replacements, structural or otherwise.

                  5.2. Engineering Report. Beginning the Sixth Lease Year, and every five (5) years thereafter, Tenant shall provide Landlord, upon Landlord's written request, with an engineering study of the Premises ("Engineering Report") addressed to Landlord, in form, content and scope reasonably acceptable to Landlord, prepared by a qualified engineering firm. The Engineering Report shall include, without limitation, a study or analysis of (a) all structural components of the Premises, (b) all mechanical, electrical, plumbing, HVAC, sprinkler, fire suppression, elevators, and other building systems and equipment designated by Landlord, and (c) the roof of all buildings. Tenant shall also provide to Landlord Hazardous Materials audits addressed to Landlord, in form, content and scope reasonably acceptable to Landlord, prepared by a qualified Hazardous Materials consulting firm. The first such Hazardous Materials audit shall be provided to Landlord no later than sixty (60) days after the Commencement Date, and Hazardous Materials audits shall thereafter be provided to Landlord every five (5) years after the Commencement Date (or more frequently if Landlord so requests in writing).

                  5.3. Encroachments. If any Improvements situated on the Premises at any time during the Term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Premises or any part thereof, or shall impair the rights of others under or hinder or obstruct any easement or right-of-way to which the Premises are subject, then, promptly after the written request of Landlord or any person affected by any such encroachment, violation, impairment, hindrance or obstruction, Tenant shall, at its expense, either (i) obtain effective waivers, or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any improvement on the Premises. Any such alteration or removal shall be made in conformity with the requirements of Section 5.4 hereof to the same extent as if such alteration or removal were an Alteration under the provisions of Section 5.4.

                  5.4.     Alterations.

                  (a) Tenant may, at its expense, make additions to and alterations of the Improvements to the Premises and make substitutions and replacements thereto (sometimes hereinafter collectively referred to as "Alterations"), provided that: (i) Landlord approves, which approval shall not be unreasonably withheld, conditioned or delayed, any Alterations to the Premises before such alterations are commenced, after having received from Tenant a complete set of plans and specifications for the proposed work,(ii) in Landlord's reasonable judgment, the market value of the Premises and the Intended Use shall not thereby be reduced or impaired and the appearance of the Property will not be adversely affected; (iii) the Alterations are architecturally consistent with existing Improvements; (iv) the Alterations shall be performed in a good and workmanlike manner; (v) such work shall not violate any term of any restriction to which the Premises are subject or the requirements of any insurance policy required to be maintained by Tenant hereunder, and shall be expeditiously completed in compliance with all laws, ordinances, rules, regulations and requirements applicable thereto, including without limitation, the Americans with Disabilities Act of 1990 and all regulations issued thereunder, as the same may be amended from time to time; and (vi) no Improvements shall be demolished unless Tenant shall have first furnished Landlord with such surety bonds or other security acceptable to Landlord as shall be necessary to assure rebuilding of such Improvements. Tenant shall promptly pay all costs and expenses of each such Alteration, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith. All such Alterations shall be and remain part of the realty and the property of Landlord and shall be subject to this Lease. Tenant may place upon the Premises any inventory, trade fixtures, machinery or equipment belonging to Tenant or third parties and may remove the same at any time during the Term. Tenant shall repair any damage to the Premises or any portion thereof (including all Improvements thereon) caused by such removal.

                  5.5. No Liens. Tenant will not, directly or indirectly, create or permit to be created or to remain, and shall within thirty (30) days of filing of any, mechanics, contractors or other liens, discharge or bond, at its expense, any liens with respect to, the Premises or any part thereof or Tenant's interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than the lien for real estate taxes which are not yet due and payable. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to the performance of any labor or services or of the furnishing of any materials for any Alterations, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's or other liens for any such labor services or materials shall attach to or affect the interest of Landlord in and to the Premises.

                  [THE FOLLOWING SECTION IS APPLICABLE ONLY TO THE MIAMI STREET SITE IN PHOENIX, ARIZONA:

                  5.6 SEWER SYSTEM AGREEMENT. TENANT SHALL COMPLY WITH ALL OF THE OBLIGATIONS IMPOSED PURSUANT TO THAT CERTAIN SEWER SYSTEM AGREEMENT DATED NOVEMBER 17, 1997, RECORDED NOVEMBER 18, 1997 AS INSTRUMENT NO. 97-0808576 OF THE OFFICIAL RECORDS OF THE COUNTY IN WHICH THE PREMISES IS LOCATED, AS SUCH SEWER SYSTEM AGREEMENT MAY BE AMENDED, AND ALL DOCUMENTS RELATED THERETO (COLLECTIVELY, THE "SEWER AGREEMENT") UPON LICENSEE (AS DEFINED IN THE SEWER AGREEMENT), THE PREMISES OR THE OWNER OF THE PREMISES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING: (a) TENANT SHALL PAY ALL COSTS, EXPENSES, FEES AND CHARGES THEREUNDER AND SHALL OBTAIN AND MAINTAIN IN FULL FORCE AND EFFECT ALL PERMITS REQUIRED THEREUNDER; (b) TENANT SHALL PERFORM ANY

CONSTRUCTION WORK REQUIRED OR PERMITTED THEREUNDER IN ACCORDANCE WITH THE
TERMS AND CONDITIONS OF THIS LEASE; AND (c) TENANT SHALL NOT AMEND OR TERMINATE THE SEWER AGREEMENT OR ASSIGN ANY OF ITS RIGHTS OR OBLIGATIONS THEREUNDER WITHOUT LANDLORD'S PRIOR WRITTEN CONSENT.]


         VI.      INSURANCE; INDEMNIFICATION.

                  6.1. Insurance. Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the "Required Insurance"):

                           (a) Insurance against loss or damage to the
Improvements (the "Improvements Insurance") under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Premises is located within a flood hazard area, and earthquake insurance) together with an agreed value endorsement. Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and not less than the full replacement cost of the Improvements (excluding footings and foundations and other parts of the Improvements which are not insurable) as reasonably determined from time to time by Landlord but not more frequently than once in any 12-month period. Such insurance policies may contain reasonable exclusions and deductible amounts as are common to properties similar to the Premises.

                           (b) Commercial general liability insurance for the
benefit of Landlord, Tenant and Lender against claims for damages to person or property occurring on, in or about the Premises and the adjoining streets, sidewalks, gutters, curbs, passageways and other areas adjacent thereto, if any, with a combined single limit of at least Five Million Dollars ($5,000,000.00) for personal injury and property damage or such greater amounts as may reasonably be required by Landlord, consistent with coverage on properties similarly constructed, occupied and maintained, such insurance to include full coverage of the indemnity set forth in Section 6.10. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and Lender, as their respective interests may appear.


                           (c) Workers' compensation insurance to the extent
necessary to protect Landlord, Tenant and the Premises against workers' compensation claims, covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises. Such policy of workers' compensation insurance shall comply with all of the requirements of applicable state law.

                           (d) At any time when any portion of the Premises are
being constructed, altered or replaced, builder's risk insurance (in completed value non-reporting form) in an amount no less than the actual replacement value of the Improvements, exclusive of foundations and excavations.

                           (e) At least twelve (12) months of business
interruption insurance; boiler and sprinkler leakage insurance; and such other insurance on the Premises, in such amounts and against such other hazards which may be reasonably required by Landlord or Lender, consistent with coverage on properties similarly constructed, occupied and maintained.

                  6.2. Permitted Insurers. The Required Insurance shall be written by companies of recognized financial standing authorized to do insurance business in the state in which the Premises are located and have Bests ratings of A X or better. The Required Insurance shall name as the insured parties thereunder Landlord and Tenant, as their interests may appear, and Lender as an additional insured under a standard "mortgagee" endorsement or its equivalent satisfactory to Landlord. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer.

Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both with the consent of Landlord, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith.

                  6.3. Insurance Claims. Insurance claims by reason of damage to or destruction of any portion of the Premises shall be primarily adjusted by Tenant, but both Landlord and Lender shall have the right to join with Tenant in adjusting any such loss and approve any adjustment proposed by Tenant.

                  6.4. Insured Parties. Any loss under any such policy shall be made payable to Landlord (or, if Landlord so elects, to Lender), subject to the requirements of Section 6.9. Every policy of Required Insurance shall contain an agreement that the insurer will not cancel such policy except after thirty (30) days' written notice to Landlord and Lender and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord, Tenant or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) any foreclosure or other action taken by a creditor pursuant to any provision of any Mortgage or other Loan Document upon the happening of a default or Event of Default thereunder or (ii) any change in ownership of the Premises.

                  6.5. Delivery of Policies. Tenant shall deliver to Landlord promptly after the delivery of this Lease, the original or duplicate policies or Accord-27 form certificates of insurers, satisfactory to Lender, evidencing all of the Required Insurance. Tenant shall, prior to the expiration of any such policy, deliver to Landlord another original or duplicate of such policy or certificates evidencing the renewal of any such policy. If Tenant fails to maintain or renew any Required Insurance, or to pay the premium therefor, or to deliver such certificate, then Landlord, at its option, but without obligation to do so, procure such insurance. Any sums so expended by Landlord shall be Additional Rent hereunder and shall be repaid by Tenant within five (5) days after notice to Tenant of such expenditure and the amount thereof. together with interest thereon at the Interest Rate.

                  6.6. No Double Coverage. Tenant shall not obtain or carry separate insurance covering the same risks as any Required Insurance unless Tenant, Landlord and Lender are included therein as named insured, with loss payable as provided in this Lease and the policy contains a first mortgagee endorsement in favor of the Lender. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord the policies or certificates evidencing the same. Any insurance which Landlord may elect to carry shall be excess and not primary coverage.


                  6.7. Blanket Insurance. Anything contained in this Article VI to the contrary notwithstanding, all Required Insurance may be carried under a "blanket" or "umbrella" policy or policies covering other property or liabilities of Tenant, provided that such policies otherwise comply with the provisions of this Lease and specify the coverage and amounts thereof with respect to the Premises.

                  6.8. Damages for Tenant's Failure to Properly Insure. Landlord or Lender shall not be limited in the proof of any damages which Landlord or Lender may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Lender shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Premises, occurring during any period when Tenant shall have failed to provide the Required Insurance. Tenant shall indemnify, defend, protect and hold harmless Landlord and Lender for any liability incurred by Landlord or Lender arising out of any deductibles for Required Insurance.

                  6.9. Casualty. If all or any part of the Premises shall be damaged or destroyed by casualty which is insured or required to be insured under this Lease, or by any other casualty if the cost to repair such other casualty does not exceed twenty percent (20%) of the total replacement cost of the Improvements, Tenant shall promptly notify the Landlord thereof, and shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Section 5.4(a) hereof, in such manner as to restore the same to the same or better condition as existed prior to such casualty, using materials of the same or better grade than that of the materials being replaced, and there shall be no abatement of Basic Rent or Additional Rent. Proceeds of casualty insurance of $100,000.00 or less shall be paid to Tenant. Proceeds in excess of $100,000.00 shall be held by Landlord or a proceeds trustee (which may be Lender, an escrow or title company, or a bank or trust company designated by Landlord) and paid to Tenant, but only against certificates of Tenant, appropriate lien waivers and such other information reasonably required by Landlord or the proceeds trustee delivered to Landlord from time to time, but not more frequently than once per calendar month, as such work or repair progresses. Each such certificate shall describe the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims. Any proceeds remaining after Tenant has repaired the Premises shall be delivered to Tenant. No payment shall be made to Tenant if there exists any Event of Default under this Lease. If Tenant is not required to restore after a casualty, this Lease shall nevertheless remain in full force and effect, with no abatement of Basic Rent or Additional Rent, except that Landlord shall have the right to terminate this Lease by notice to Tenant if Tenant does not agree to restore within sixty (60) days after the casualty, or if Tenant agrees to restore but does not diligently proceed to do so.

                  6.10.    INDEMNIFICATION.

                           (A) TENANT AGREES TO PAY, AND TO PROTECT, DEFEND,
INDEMNIFY AND SAVE HARMLESS LANDLORD, LENDER, THEIR AFFILIATED ENTITIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE "INDEMNITEES" OR INDIVIDUALLY, AN "INDEMNITEE") FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER (I) ARISING FROM ANY INJURY TO, OR THE DEATH OF, ANY PERSON OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF EMPLOYEES AND INVITEES OF TENANT) ON THE PREMISES OR UPON ADJOINING SIDEWALKS, STREETS OR WAYS, UNLESS EXCLUSIVELY OCCASIONED BY THE ACTUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEES, (II) ARISING FROM THE USE, NON-USE, CONDITION, MAINTENANCE, REPAIR OR OCCUPATION OF THE PREMISES OR ANY PART THEREOF OR ADJOINING SIDEWALKS, STREETS OR WAYS, UNLESS EXCLUSIVELY OCCASIONED BY THE ACTUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEES,
(III) ARISING FROM VIOLATION BY TENANT OF ANY AGREEMENT OR CONDITION OF THIS LEASE OR ANY SUBLEASE (INCLUDING WITHOUT LIMITATION THE FAILURE TO PAY IMPOSITIONS), OR ANY CONTRACT OR AGREEMENT TO WHICH TENANT IS A PARTY, OR ANY RESTRICTION, LAW, ORDINANCE OR REGULATION (INCLUDING WITHOUT LIMITATION, THE AMERICANS

WITH DISABILITIES ACT OF 1990 AND ALL REGULATIONS ISSUED THEREUNDER) AFFECTING THE PREMISES OR ANY PART THEREOF OR THE OWNERSHIP, OCCUPANCY OR USE THEREOF, UNLESS EXCLUSIVELY OCCASIONED BY THE ACTUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEES; OR (IV) ARISING OUT OF ANY PERMITTED CONTEST REFERRED TO IN SECTION 4.3 (COLLECTIVELY, "INDEMNIFIED MATTERS"), EVEN IF SUCH INDEMNIFIED MATTERS ARISE FROM OR ARE ATTRIBUTABLE TO THE SOLE OR CONCURRENT NEGLIGENCE OF ANY INDEMNITEE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE INDEMNIFIED MATTERS SHALL INCLUDE MATTERS ARISING PRIOR TO THE COMMENCEMENT DATE. IF LANDLORD, LENDER OR ANY OTHER INDEMNITEE SHALL BE MADE A PARTY TO ANY SUCH LITIGATION COMMENCED AGAINST TENANT, AND IF TENANT, AT ITS EXPENSE, SHALL FAIL TO PROVIDE THE INDEMNITEES WITH COUNSEL (UPON LANDLORD'S REQUEST) REASONABLY APPROVED BY LANDLORD, TENANT SHALL PAY ALL COSTS AND ATTORNEYS' FEES AND EXPENSES INCURRED OR PAID BY THE INDEMNITEES IN CONNECTION WITH SUCH LITIGATION. TENANT'S OBLIGATIONS AND LIABILITIES UNDER THIS SECTION 6.10 SHALL SURVIVE THE EXPIRATION OF THIS LEASE. TENANT WAIVES ALL CLAIMS AGAINST THE INDEMNITEES ARISING FROM ANY LIABILITY DESCRIBED IN THIS SECTION 6.10 (A), UNLESS EXCLUSIVELY OCCASIONED BY THE ACTUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEES. THE WAIVER AND INDEMNITY PROVISIONS IN THIS PARAGRAPH ARE INTENDED TO EXCULPATE AND INDEMNIFY THE INDEMNITEES (I) FROM AND AGAINST THE DIRECT CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT WHEN THE INDEMNITEES ARE SOLELY NEGLIGENT OR CONTRIBUTORILY, PARTIALLY, JOINTLY, COMPARATIVELY OR CONCURRENTLY NEGLIGENT WITH TENANT OR ANY OTHER PERSON (BUT IS NOT EXCLUSIVELY AND GROSSLY NEGLIGENT, AND HAS NOT COMMITTED WILLFUL MISCONDUCT) AND (II) FROM AND AGAINST ANY LIABILITY OF THE INDEMNITEES BASED ON ANY APPLICABLE DOCTRINE OF STRICT LIABILITY UNLESS RESULTING FROM THE EXCLUSIVE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEES.

                           (B) SHOULD ANY CLAIM BE MADE AGAINST ANY INDEMNITEE
BY A PERSON NOT A PARTY TO THIS LEASE WITH RESPECT TO ANY INDEMNIFIED MATTER, LANDLORD SHALL PROMPTLY GIVE TENANT WRITTEN NOTICE OF ANY SUCH CLAIM, AND TENANT SHALL THEREAFTER DEFEND OR SETTLE ANY SUCH CLAIM, AT ITS SOLE EXPENSE, ON ITS OWN BEHALF AND WITH COUNSEL OF ITS SELECTION; PROVIDED, HOWEVER, THAT TENANT'S COUNSEL SHALL BE COMPETENT COUNSEL EXPERIENCED IN THE TYPE OF LITIGATION OR CLAIM AT ISSUE AND SHALL BE ACCEPTABLE TO LANDLORD, ACTING REASONABLY. UPON TENANT'S ASSUMPTION OF THE DEFENSE OF ANY CLAIM PURSUANT TO TENANT'S INDEMNITY, LANDLORD SHALL HAVE THE RIGHT TO PARTICIPATE IN THE DEFENSE OR SETTLEMENT OF THE CLAIM, WITH COUNSEL RETAINED AND PAID BY IT UNLESS: (A) THE EMPLOYMENT OF SUCH COUNSEL SHALL HAVE BEEN AUTHORIZED IN WRITING BY TENANT IN CONNECTION WITH THE DEFENSE OF SUCH ACTION, (B) TENANT SHALL NOT HAVE EMPLOYED COUNSEL TO DIRECT THE DEFENSE OF SUCH ACTION, OR (C) LANDLORD SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO TENANT (IN WHICH CASE TENANT SHALL NOT HAVE THE RIGHT TO DIRECT THE DEFENSE OF SUCH ACTION), IN ANY OF WHICH EVENTS SUCH FEES AND EXPENSES SHALL BE BORNE BY TENANT. TENANT SHALL CAUSE THE ATTORNEYS RETAINED BY IT TO CONSULT

AND COOPERATE FULLY WITH COUNSEL FOR LANDLORD. IN SUCH DEFENSE OR SETTLEMENT OF ANY CLAIMS, LANDLORD SHALL PROVIDE TENANT WITH ORIGINALS OR COPIES OF ALL RELEVANT DOCUMENTS AND SHALL COOPERATE WITH AND ASSIST TENANT, AT NO EXPENSE TO LANDLORD. NOTWITHSTANDING ANY PROVISION OF THIS SECTION 6.10 TO THE CONTRARY, TENANT SHALL NOT ENTER INTO ANY SETTLEMENT OR AGREEMENT IN CONNECTION WITH ANY INDEMNIFIED MATTERS BINDING UPON OR ADVERSELY AFFECTING LANDLORD OR LENDER OR ANY OTHER INDEMNITEE, OR ADMIT ANY LIABILITY OR FACT IN CONTROVERSY BINDING UPON OR ADVERSELY AFFECTING LANDLORD OR LENDER OR ANY OTHER INDEMNITEE, WITHOUT THE PRIOR WRITTEN CONSENT OF SUCH INDEMNITEE, IN ITS SOLE DISCRETION.

                           (C) LANDLORD AGREES TO PAY, AND TO PROTECT, DEFEND,
INDEMNIFY AND SAVE HARMLESS TENANT AND ITS AGENTS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES OF TENANT), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER ARISING EXCLUSIVELY FROM THE ACTUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEES IN CONNECTION WITH THE PREMISES.

                           [FOR NEW MEXICO PREMISES ADD:
                           (D) TO THE EXTENT, IF AT ALL, THAT NMSA SECTION
56-7-1 IS APPLICABLE TO THIS LEASE, ANY INDEMNIFICATION WILL NOT EXTEND TO LIABILITY, CLAIMS, DAMAGES, LOSSES OR EXPENSES, INCLUDING ATTORNEYS' FEES, ARISING OUT OF (A) THE PREPARATION OR APPROVAL OF MAPS, DRAWINGS, OPINIONS, REPORTS, SURVEYS, CHANGE ORDERS, DESIGNS, OR SPECIFICATIONS BY THE INDEMNITEES; AND (B) THE GIVING OF OR THE FAILURE TO GIVE DIRECTION OR INSTRUCTIONS BY THE INDEMNITEES, WHERE SUCH GIVING OR FAILURE TO GIVE DIRECTIONS OR INSTRUCTIONS IS THE PRIMARY CAUSE OF BODILY INJURY TO PERSONS OR DAMAGE.]

         VII.     CONDEMNATION.

                  7.1. Assignment of Award. Subject to the rights of Tenant set forth in this Article VII, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to Complete, Partial or Temporary Taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, by any governmental authority, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Notwithstanding the foregoing, Tenant may recover the value of its personal property at the Premises, if taken, so long as the amount of the Net Award received by Landlord is at least equal to the higher of (a) the net book value of the Premises as reflected on Landlord's financial statements, or (b) the fair market value of the Premises, on the date of the Complete, Partial or Temporary Taking. Landlord and Lender shall be entitled to participate in any such proceeding.

                  7.2.     Definitions for Article VII.

                           (a) "Complete Taking" shall mean the occurrence of
any actual or threatened condemnation or other eminent domain proceeding pursuant to any general or special law, or any agreement with an authority having the power of eminent domain, which results in the taking or conveyance of
(i) the entire Premises or (ii) such a significant portion of the Premises that, in the good faith judgment of either Tenant or Landlord, it is uneconomic to rebuild or restore the remaining portion of the Premises for the continued operation of the business.

                           (b) "Partial Taking" shall mean the occurrence of any
taking of a portion of the Premises by condemnation or other eminent domain proceedings, or any agreement with an authority having the power of eminent domain, which does not result in the taking or conveyance of such a significant portion of the Premises that, in the good faith judgment of either Tenant or Landlord, it is uneconomic to rebuild or restore the remaining portion of the Premises for the continued operation of the business.

                           (c) "Temporary Taking" shall mean the occurrence of a
temporary taking of the use or occupancy of the Premises or any part thereof by any governmental authority.

                           (d) "Net Award" shall mean all amounts payable as a
result of any condemnation or other eminent domain proceeding and all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises, less all expenses incurred as a result thereof not otherwise paid by Tenant and the collection of such amounts.

                  7.3.     Complete Taking.

                           Upon the occurrence of a Complete Taking, this Lease
shall terminate. The Termination Date shall occur ten (10) days after Landlord shall have received the Net Award, and this Lease shall continue in full force and effect without abatement of Basic Rent or Additional Rent or other sums payable by Tenant until the Termination Date; provided, however, that on or prior to the Termination Date (and, at Landlord's option, as a condition to the termination of this Lease) Tenant shall pay (and Tenant hereby agrees to pay) a termination payment in the amount, if any, by which the Net Award is exceeded by the Leasehold Amount. The "Leasehold Amount" shall be the present value of the Basic Rent payable during the balance of the Term (exclusive of any unexercised Extended Term) after the Termination Date, using the discount rate specified in
Section 10.2(f) of this Lease.


                  7.4. Partial Taking. Upon the occurrence of any Partial Taking, this Lease shall continue in full effect without abatement or reduction of Basic Rent, Additional Rent or other sums payable by Tenant. In the event Landlord receives a Net Award in connection with any such Partial Taking Landlord shall, provided there is no Event of Default hereunder, make the Net Award available to Tenant, and Tenant shall, regardless of the adequacy of the award, make repairs in accordance with the requirements of Section 5.4(a) hereof so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Taking, but, if such Net Award shall be in excess of One Hundred Thousand Dollars ($100,000), the proceeds shall be held by Landlord or a proceeds trustee (which may be Lender or Lender's designee, or a bank or trust company designated by Landlord), and paid only upon delivery to Landlord of (i) certificates of Tenant identifying the repair work for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work; (ii) appropriate lien waivers; and (iii) such other information as may be reasonably required by the proceeds trustee. Any Net Award remaining after such repairs have been made shall (subject to the next sentence) be delivered to Tenant, except that if an Event of Default exists, the excess shall be paid to Landlord. If a Partial Taking occurs during the last five (5) years of the Primary Term or during any Extended Term and the excess Net Award therefor would, by reason of the preceding sentence be delivered to Tenant, such excess net Award shall instead be paid as follows: (a) if such Partial Taking occurs during the last 49th through 60th months of the Primary Term or any Extended Term, 20% of the excess Net Award shall be delivered to Landlord and the balance shall be delivered to Tenant; (b) if such Partial Taking occurs during the last 37th through 48th months of the Primary Term or any Extended Term, 40% of the excess Net Award shall be delivered to Landlord and the balance shall be delivered to Tenant; (c) if such Partial Taking occurs during the last 25th through 36th months of the Primary Term or any Extended Term, 60% of the excess Net Award shall be delivered to Landlord and the balance shall be delivered to Tenant; (d) if such Partial Taking occurs during the last 13th through 24th months of the Primary Term or any Extended Term, 80% of the excess Net Award shall be delivered to Landlord and the balance shall be delivered to Tenant; and (e) if such Partial Taking occurs during the last 12 months of the Primary Term or any Extended Term, 100% of the excess Net Award shall be delivered to Landlord.

                  7.5. Temporary Taking. Upon the occurrence of any Temporary Taking, Tenant shall, promptly after any such Temporary Taking ceases, at its expense, repair any damage caused thereby in conformity with the requirements of
Section 5.4(a) hereof so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Temporary Taking. In the event of such Temporary Taking, Tenant shall be entitled to receive the entire Net Award payable by reason of such Temporary Taking, less any costs incurred by the Landlord in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this Section 7.5 shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. No payments shall be made to Tenant pursuant to this Section 7.5, if any Event of Default shall exist under this Lease. No Basic Rent or Additional Rent shall abate through the duration of such Temporary Taking.

         VIII.    ASSIGNMENT AND SUBLETTING.

                  8.1. Power to Assign and Sublet. Tenant shall not sublet all or any portion of the Premises nor assign any or all of its rights and interests under this Lease without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed (except that Landlord may withhold consent to a sublease of less than all of the Premises in its sole and absolute discretion). Any sublease or assignment shall expressly be made subject to all of the provisions, including the use provisions in Section 1.3, of this Lease. Tenant shall, within ten (10) days after the execution and delivery of any such assignment or the sublease of all of the Premises, deliver a conformed copy thereof to Landlord. An assignment of this Lease shall also be deemed to occur in the event Ugly Duckling Corporation, the guarantor under the Guaranty, ceases to own, directly or indirectly, 100% of the common stock of Tenant.

                  8.2. Assumption by Assignee; Tenant Remains Liable. If Tenant assigns its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in an instrument delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this Article VIII shall affect or reduce any of the obligations of Tenant hereunder or the obligations of any guarantor of Tenant, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made, provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. No sublease or assignment made as permitted by this Article VIII shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. Tenant hereby absolutely assigns to Landlord all subleases and all rents, issues and profits derived and to be derived therefrom, to secure performance of Tenant's obligations under this Lease. Landlord hereby grants to Tenant a license to collect all rents payable under any sublease (up to one month in advance), but upon any Event of Default, Landlord may in its sole discretion revoke such license and collect the rents directly from any sublessee and retain the same.

                  8.3. Other Transfers Void. Neither this Lease nor any interest of Tenant therein, nor the Term hereby demised shall be mortgaged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Article VIII shall be void.

         IX.      FINANCIAL INFORMATION.

                  9.1. Financial Statements. Tenant will furnish to Landlord and Lender (i) Tenant's annual audited financial statements within ninety (90) days after the end of Tenant's fiscal year, and (ii) Tenant's unaudited quarterly financial statements within forty-five (45) days after the end of each quarter.

         X.       DEFAULT.

                  10.1. Events of Default. Any of the following occurrences or acts shall constitute an event of default (herein called an "Event of Default") under this Lease:

                           (a) If Tenant, at any time during the continuance of
this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (i) fail to make any payment of Basic Rent, Additional Rent or other sum herein required to be paid by Tenant hereunder for five (5) days after written notice of such failure; (ii) fail to continuously operate the Premises for the Intended Use in accordance with the terms and conditions of Section 1.3 of this Lease for thirty (30) days after written notice of such failure; or (iii) fail to observe or perform any other provision hereof for thirty (30) days after written notice of such failure to observe or perform; or

                           (b) If any representation or warranty of Tenant
hereunder or set forth in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with this Lease or in connection with the acquisition of the Premises by Landlord, shall either prove to be false or misleading in any material respect as of the time when the same shall have been made and Landlord actually suffers damages as a proximate cause thereof which are not paid by Tenant; or

                           (c) If Tenant shall file a petition commencing a
voluntary case under the Federal Bankruptcy Code or any federal or state law (as now or hereafter in effect) relating bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "Bankruptcy Law") or if Tenant shall: (i) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's property; or (ii) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due; or (iii) make a general assignment for the benefit of its creditors; or (iv) file a petition commencing a voluntary case under or seeking to take advantage of any Bankruptcy

Law; or (v) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or otherwise filed against Tenant pursuant to any Bankruptcy Law; or (vi) take any action in furtherance of any of the foregoing; or

                           (d) If an order for relief against Tenant shall be
entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within ninety (90)) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking: (i) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant; or (ii) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's property; (iii) the attachment of the Premises or any portion thereof, or (iv) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed for ninety (90) days after such relief is granted; or

                           (e) If the Premises shall be left both unattended and
without maintenance as provided herein, for a period of thirty (30) consecutive days or more; or

                           (f) If there occurs an "Event of Default" (as defined
therein) under any of the leases listed on Exhibit "C".

                  10.2.    Landlord's Remedies.

                           (a) In the event of an Event of Default, Landlord
shall have the right at its election to give Tenant ten (10) days' written notice of Landlord's intention to terminate the term of this Lease on a date specified in such notice. Thereupon, the term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.

                           (b) In the event of an Event of Default, Landlord
shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Section 10.2(a), to (i) re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejection or otherwise, and (ii) remove all persons and property therefrom, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the term of this Lease unless a written notice of such intention to be given to Tenant pursuant to Section 10.2(a).

                           (c) At any time or from time to time after the
repossession of the Premises or any part thereof pursuant to Section 10.2(b), whether or not the term of this Lease shall have been terminated pursuant to
Section 10.2(a), Landlord will use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such reasonable conditions (which may include concessions or free rent) and for such uses as Landlord may reasonably determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

                           (d) No termination of the term of this Lease pursuant
to Section 10.2(a), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Section 10.2(b) or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 10.2(c), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                           (e) In the event of any such termination or
repossession, Tenant will pay to Landlord the Basic Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such termination or repossession (together with interest at the Interest Rate on past due amounts); and, thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such termination or repossession, and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) the Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 10.2(c), after deducting from such proceeds all of Landlord's reasonable out-of-pocket expenses incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, and expenses of preparation for such reletting). Tenant will pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

                           (f) At any time after such termination or
repossession by reason of the occurrence of any Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 10.2(e), Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of all rent payable under the Lease beyond the date of such demand over the then present value of the then fair market rental for the Premises, at the date of such demand for what would be the unexpired term of the Lease, which present value shall in each case be determined by the application of a discount rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of the demand plus one percent (1%). If any law shall be construed to limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

                           (g) Notwithstanding anything to the contrary stated
herein, if an Event of Default shall have happened and be continuing, whether or not Tenant shall have abandoned the Premises, Landlord may elect to continue this Lease in effect for so long as the Landlord does not terminate Tenant's right to possession of the Premises and Landlord may enforce all of its rights and remedies hereunder including, without limitation, the right to recover all Basic Rent, Additional Rent and other sums payable hereunder as the same become due.

                  10.3. Additional Rights of Landlord. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, including but not limited to the provisions of this Lease setting forth Tenant's operating covenant, or to any other remedy allowed to Landlord at law or in equity.

                  10.4. Waivers by Tenant. To the extent permitted by applicable law, Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future construction, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

                  10.5. Attorneys' Fees. In the event of an Event of Default, if an action shall be brought by Landlord for the enforcement of any right set forth herein, Tenant shall be liable for all of the reasonable out-of-pocket expenses incurred by Landlord in connection therewith, including without limitation, attorneys' fees. However, should Tenant prevail in an action for violation of quiet enjoyment under this Lease, then and only in such event shall Landlord be liable for reasonable out-of-pocket expenses incurred by Tenant in connection therewith, including attorneys' fees.

         XI.      MISCELLANEOUS.

                  11.1. Notices, Demands and Other Instruments. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered or certified mail with a return receipt requested, postage prepaid, or sent by facsimile, nationally recognized overnight express carrier or delivered by hand, in each case addressed to Tenant at its notice address first above set forth, and (b) with respect to Landlord, sent by registered or certified mail with a return receipt request, postage prepaid, or sent by facsimile, nationally recognized overnight express courier or delivered by hand in each case, addressed to the Landlord at its address first above set forth along with a copy to the Lender (if Tenant shall have been given Lender's address). Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon giving fifteen (15) days written notice thereof, similarly given, to the other party, except that any change of address to a post office box shall not be effective unless a street address is also specified for use in effectuating personal service. Notices shall be deemed communicated upon the earlier of receipt, or seventy-two (72) hours from the time of mailing if mailed as provided in this Section 11.1.

                  11.2.    Estoppel Certificates and Consents.

                           (a) Tenant will, from time to time, upon not less
than twenty (20) days prior written request by Landlord or by Lender, execute, acknowledge and deliver a certificate certifying:

(i) that this Lease is unmodified and in full effect (or setting forth any modifications along with the statement that this Lease as modified is in full effect ); (ii) that the Basic Rent and Additional Rent payable and the dates to which the Basic Rent, Additional Rent and other sums payable hereunder have been paid; (iii) that to the best knowledge of Tenant, Landlord is not in any default of the Lease; (iv) the commencement and expiration dates of the Lease; (v) the amount of any security or other deposits; (vi) that either Tenant is in possession of the Premises or who is in possession; (vii) any concessions or other rights that Tenant (including first refusal, option or other occupancy claims) or Landlord may have; and (viii) such other matters as may reasonably be required by the requesting party. Any such certificate may be relied upon by any Lender, prospective purchaser, or prospective Lender of the Premises. Tenant further agrees to reasonably cooperate with Lender and its affiliates in the preparation of disclosure documents which may be issued in connection with a secondary market transaction involving a sale or securitization of its loan.

                           (b) From time to time during the term of this Lease,
Landlord expects to secure financing of its interest in the Premises by assigning Landlord's interest in this Lease and the sums payable hereunder. In the event of any such assignment to the Lender, Tenant will, upon not less than twenty (20) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a consent clearly indicating (i) that Tenant is to make Basic Rent payments or portions thereof directly to Lender if required by Lender, and (ii) consent to such assignment addressed to such Lender in a form satisfactory to Lender; and Tenant will produce, at Tenant's expense, such certificates and other documents as may be reasonably requested by the Lender. Tenant acknowledges that, by execution hereof, it has agreed to make payments of Basic Rent or portions thereof directly to Lender, without further notice or direction if required by Lender, and Landlord consents to said payments by Tenant to Lender.

                  11.3. Determination of Fair Market Rental Value. For a period of at least thirty (30) days after Tenant's notice to Landlord of Tenant's exercise of the option for the applicable Extended Term, Landlord and Tenant shall attempt, diligently and in good faith, to agree upon fair market rental value for purposes of setting Extended Term Basic Rent. If Landlord and Tenant are unable to agree upon such amount, fair market rental value shall be determined by an appraisal, which shall be performed by an appraiser selected by Landlord within the later of (i) sixty (60) days after the first day of the twelfth month before the end of the immediately preceding Term, or (ii) sixty
(60) days after notice to Landlord of Tenant's exercise of the option for the applicable Extended Term and paid one half by Tenant and one half by Landlord. Any appraiser selected by Landlord shall have qualifications that include a minimum of five (5) years of experience in the appraisal of commercial real estate in the state in which the Premises are located. Such appraiser shall be disinterested, and shall be a member of a nationally recognized appraisal association. Further, any such appraiser shall comply with any licensing law then in effect for appraisers authorized to perform general appraisals within such state. If there are then any existing Federal laws governing appraisers, said appraiser shall be in compliance with the then applicable Federal laws for appraisers performing appraisals of commercial real estate. In the event that Tenant disputes the appraised fair market rental value determined by an appraiser (hereinafter the "First Appraiser"), who performed an appraisal pursuant to this Section 11.3, it shall so notify Landlord within fifteen (15) days after receipt of such written determination by the First Appraiser, and the disagreement shall be resolved as follows:


                           (a) Within five (5) days after the service of such
notice by Tenant to Landlord, Tenant shall designate a second appraiser (the "Second Appraiser"), who shall appraise the fair market rental value of the Premises. This Second Appraiser shall render its opinion of the fair market rental value no later than thirty (30) days after the service of notice by Tenant stated above. In the event that the higher of the two appraised fair market rental values rendered herein is not more than ten percent (10%) greater than the lower of the two appraised fair market rental values, then the mean between the two appraised values shall be utilized to fix the appraised fair market rental value.

                           (b) In the event that the higher of the two appraised
fair rental values is more than ten percent (10%) higher than the lower of the two appraised fair market rental values, then the First Appraiser and the Second Appraiser will meet within fifteen (15) days after receipt of the Second Appraisal by Tenant, to attempt to agree upon the appraised fair market rental value. If the First Appraiser and Second Appraiser do not agree upon the appraised fair rental value after such meeting, then they shall appoint a third appraiser (the "Third Appraiser").

                           (c) If the First and Second Appraiser shall be unable
to agree upon the appointment of the Third Appraiser within fifteen (15) days after receipt and acceptance of the Second Appraisal by Tenant, then the Third Appraiser shall be selected by the Tenant and Landlord themselves. If Tenant and Landlord cannot agree on the third appraiser, within a further period of five
(5) days, then either, on behalf of both, may, in accordance with applicable court rules, apply to the superior court of the state in which the Premises are located which has jurisdiction over the area in which the Premises is located, for the selection of the Third Appraiser. The fees and costs of the Second Appraiser will be borne by Tenant, and the fees and costs of the Third Appraiser, will be divided equally between Tenant and Landlord. The cost of application to the court shall be divided equally between Tenant and Landlord. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in its stead, which appointment shall be made in the same manner as provided herein; e.g., if the Second Appraiser must be replaced, then Tenant will have the right to designate its replacement. In the event that a Third Appraiser is selected in the manner aforesaid, it shall perform an appraisal of the fair market rental value of the Premises in accordance with the terms of this Section 11.3 within thirty (30) days after its appointment. In the event that the appraised fair market rental value rendered by the Third Appraiser is higher than the lower appraised fair market rental value, but lower than the higher appraised fair market rental value, as rendered by the First Appraiser and the Second Appraiser, then the appraised fair market rental value rendered by the Third Appraiser shall become the appraised value. In the event that the appraised value rendered by the Third Appraiser is lower than the lower appraised value or higher than the higher appraised fair rental value, as rendered by the First Appraiser and Second Appraiser, than an Appraisal Panel shall be convened.

The "Appraisal Panel," consisting of the First, Second and Third Appraiser, shall convene within fifteen (15) days after submission of a written appraisal to Landlord and Tenant by the Third Appraiser (which Third Appraisal does not resolve the appraised fair market value question in accordance with this Section 11.3). The purpose of the formation of the Appraisal Panel will be to attempt to reach a decision by two members of the Appraisal Panel on the appraised fair rental value. A decision joined in by any two of the appraisers of the Appraisal Panel shall be the decision of the Appraisal Panel, and shall be binding upon the parties hereto following written notice thereof, which notice shall state the appraised fair rental value of the Premises. If no two members of the Appraisal Panel can concur in a decision of the appraised fair rental value within fifteen (15) days after the submission of the appraisal by the Third Appraiser to the parties, then the parties shall go to a neutral mediator for mediation. If the parties are unable to agree upon a fair rental value through mediation, the matter will be submitted to binding arbitration under the rules of the American Arbitration Association.

                           (d) Each appraiser shall be instructed to take into
account the credit worthiness of Tenant and Guarantor (including the extent to which Basic Rent and Additional Rent under this Lease shall have been paid on the date due) and to assume that the provisions of this Lease (excluding the Basic Rent provision but including the cross default provision, the absolute triple net nature of this Lease and the limitation of liability of Landlord) would govern for a five (5) year term, that the Premises may be used for any lawful commercial use (regardless of their actual use), that, as set forth in the Recitals to this Lease, the Premises being leased (and the fair market rent applicable thereto) includes the Land and the Improvements. Tenant shall have the right to change the use of the Premises to another lawful commercial use during any Extended Term, subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed.

                  11.4. No Merger. There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

                  11.5. Surrender. Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except as altered as permitted or required by this Lease (and except for normal wear and tear provided that Tenant shall have fully complied with its obligations under Section 5.1 of this Lease). Tenant shall pay, on or before the Termination Date, all costs and expenses relating to the Premises or its maintenance or operation which accrued during the Lease Term. Tenant shall remove from the Premises prior to or within a reasonable time after such termination (not to exceed thirty (30) days) all its personal property that is capable of removal without causing damage to the Premises, and, at Tenant's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed and disposition of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Any holding over by Tenant of the Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as a tenancy from month to month only, at one hundred twenty-five (125%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred twenty-five percent (125%) thereof, to exercise all rights and remedies provided by law or in equity.

                  11.6. Separability. Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord other than the covenant of quiet enjoyment in Section 1.4, shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances or at any time to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

           11.7. Merger, Consolidation or Sale of Assets. It shall be a condition precedent to the merger of Tenant into another corporation, to the consolidation of Tenant with one or more other corporations and to the sale or other disposition of all or substantially all the assets of Tenant to one or more other entities that the surviving entity or transferee of assets, as the case may be, shall deliver to Landlord and to Lender an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Tenant hereunder and under any instrument executed by Tenant consenting to the assignment of Landlord's interest in this Lease to the Lender as security for indebtedness. Tenant covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless such an instrument shall have been so delivered and unless the entity with which it intends to merge, consolidate, sell or otherwise transfer its assets to has a credit rating at least equal to Tenant's then current credit rating.

                  11.8. Savings Clause. No provision contained in this Lease which purports to obligate Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

                11.9. Binding Effect; Limitation of Liability. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant to the same extent as if each successor and assign were in each case named, except that a successor and assign of Landlord shall only be bound as to covenants, conditions and obligations arising after the transfer. Notwithstanding anything to the contrary set forth in this Lease, if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises, and Landlord shall not be personally liable therefor; provided, however, that in the event of a transfer of the Premises, and in the event such liability relates to a period prior to such transfer, such limitation of liability shall not apply to owner of the Premises during such period (the "Prior Owner") unless the transferee of the Premises has assumed liability with respect to such period; provided, further, however, that the liability of the Prior Owner shall in any event be limited to the amount of proceeds actually received by the Prior Owner in connection with its transfer of the Premises, net of all costs incurred in connection with such transfer, and such liability of the Prior Owner shall in no event continue for a period longer than one (1) year after the transfer by the Prior Owner of the Premises.

                  11.10. Table of Contents and Headings. The table of contents and headings used in this Lease are for convenience of reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

                  11.11. Governing Law. This Lease shall be governed by and interpreted under the laws of the state in which the Premises is located, but not including such state's conflict of laws rules.

                  11.12.   Certain Definitions.

                           (a) The term "Imposition" means:

                                    (i)  All real estate taxes imposed by
governmental authorities of any kind;

                                    (ii) All other taxes and any payments in
lieu thereof, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, with respect to the Lease Term or any period prior to the Lease Term, imposed or levied upon or assessed against: (A) the Premises or any part thereof; (B) any Basic Rent, any Additional Rent reserved or payable hereunder; and/or (C) this Lease or the leasehold estate created hereby or which arise in respect of the operation, possession, occupancy or use of the Premises.

                                    (iii) Any gross receipts or similar taxes
imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Premises with respect to the Lease Term or any period prior to the Lease Term;

                                    (iv) All sales and use taxes which may be
levied or assessed against or payable by Landlord and Tenant on account of the acquisition, leasing or use of the Premises or any portion thereof including but not limited to any taxes levied on the rental payable hereunder with respect to the Lease Term or any period prior to the Lease Term; and

                                    (v)  All charges for water, gas, light,
heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Premises during the Lease Term or any period prior to the Lease Term.

                           (b) The term "Landlord" means the owner, for the time
being, of the rights of the lessor under this Lease, and its successors and assigns, and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, the assignor or transferor shall be relieved of all future duties and obligations under this Lease, provided the assignee or transferee assumes in writing in recordable form all such future duties and obligations of Landlord and such written assumption is delivered to or otherwise benefits Tenant.

                           (c) The term "Lease" means this Lease as amended and
modified from time to time together with any memorandum or short form of lease entered into for the purpose of recording.

                           (d) The term "Lender" means the holder of a mortgage
or deed of trust ("Mortgage") or other security agreement encumbering Landlord's interest in the Premises and its successors and assigns. The documents, including but not limited to the Mortgage, evidencing and securing any loan encumbering Landlord's interest in the Premises are herein called "Loan Documents".

                           (e) The term "Termination Date" means the date on
which this Lease terminates in accordance with its terms, and shall be any business day and not a Saturday, Sunday or legal holiday.

                  11.13. Exhibits. The exhibits to this Lease are hereby incorporated by reference herein and made a part hereof. The Guaranty (the "Guaranty") attached hereto as Exhibit B is being executed and delivered on the Commencement Date, and such execution and delivery, at the election of Landlord, shall be a condition to the effectiveness of this Lease.

                  11.14. Integration. This Lease, the exhibits hereto and the memorandum, if any, hereof, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and supersede any prior understandings, agreements or negotiations. This Lease may not be amended or modified except by a writing executed by Tenant and Landlord, with the consent of any Lender.

                  11.15. Lease Memorandum. Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written memorandum of this Lease ("Memorandum") to be recorded in the appropriate land records of the jurisdiction in which the Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of the recorded Memorandum and the provisions of this Lease, the provisions of this Lease shall prevail.

                  11.16.   Subordination to Landlord Financing.

                           (a)      (i)  Subject to the provisions of Section
11.16(a)(ii) below, Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination.

                                    (ii)  Tenant's agreement to subordinate set
forth in Section 11.16(a)(ii) above is conditioned upon the Lender agreeing that: Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as there is no Event of Default; provided, however, that such purchaser shall not:

                                            (A) be liable for any prior act or
         omission of Landlord;


                                            (B) be subject to any defense,
         counterclaim, set-off or offset which Tenant may then have against Landlord;

                                            (C) be bound by any payment of rent
         that Tenant may have made to Landlord more than thirty (30) days before the date such rent was first due and payable under this Lease with respect to any period after the date of attornment other than, and only to the extent that, this Lease expressly required such a prepayment;

                                            (D) be bound by any obligation to
         make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest; or

                                            (E) be bound by any obligation to
         perform any work or to make improvements to the Premises.

                           (b) Notwithstanding the provisions of Section
11.16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

                           (c) At any time prior to the expiration of the Term,
Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to
Section 11.16(a) above, to attorn, from time to time, to any such owner or lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Section 11.16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                           (d) Each of Tenant, Landlord and Lender, however,
upon written demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Sections 11.16(a) and 11.16(c), in the form customarily used by such Lender to the extent consistent with the requirements of such Sections, acknowledging such subordination, non-disturbance and attornment as are provided in such Sections and setting forth the terms and conditions of its tenancy.

                  11.17 Waiver of Statutory Liens. Landlord hereby forever waives and releases any and all liens, security interests and rights of Landlord created, granted or imposed by statute, law or regulation ("Statutory Liens") on, in or to any tangible personal property of Tenant located at any time at the Premises (the "Tenant Personalty"). Landlord acknowledges and agrees that Tenant may convey the Tenant Personalty, including granting security interests in the Tenant Personalty, from time to time free and clear of all Statutory Liens. Landlord shall, upon written demand of Tenant from time to time, execute and deliver to Tenant such documents as may reasonably be required to evidence and confirm Landlord's waiver of the Statutory Liens.

                  11.18 Interest Rate. Any amount due from either party to the other under this Lease which is not paid within five (5) days after such amount was due (including, without limitation, amounts due as reimbursement for costs incurred in performing obligations of such party hereunder upon its failure to so perform) shall bear interest at the prime (or reference) rate plus four percent (4%) of Bank of America NA ("Interest Rate") from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                  [THE FOLLOWING SECTION IS TO BE INCLUDED ONLY IN THE LEASE FOR THE 19TH STREET SITE IN PHOENIX, ARIZONA:

                  11.19. SIGNS. THE PREMISES SHALL INCLUDE THE BILLBOARD LOCATED ON THE LAND. TENANT SHALL COMPLY WITH ALL OF ITS OBLIGATIONS PURSUANT TO THAT CERTAIN SIGN LEASE AGREEMENT #02-1028 DATED DECEMBER 15, 1996, AS ASSIGNED BY ASSIGNMENT DATED APRIL 14, 1997, AS SUCH SIGN LEASE AGREEMENT MAY BE AMENDED, AND ALL DOCUMENTS RELATED THERETO (COLLECTIVELY, THE "SIGN LEASE") AND, PROVIDED THAT THERE IS NO EVENT OF DEFAULT UNDER THIS LEASE, SHALL HAVE THE RIGHT TO RECEIVE ALL REVENUES THEREFROM. PROVIDED THAT THERE IS NO EVENT OF DEFAULT UNDER THIS LEASE, IF THE SIGN LEASE TERMINATES, TENANT SHALL ALSO HAVE THE RIGHT TO SUBLEASE OR LICENSE SUCH BILLBOARD TO THIRD PARTIES FOR ADVERTISING PURPOSES AND THE RIGHT TO RECEIVE ALL REVENUES THEREFROM. ANY SUCH SUBLEASE OR LICENSE SHALL BE SUBJECT AND SUBORDINATE TO THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PROVISIONS OF SECTION 5.1 OF THIS LEASE (MAINTENANCE AND REPAIR) AND THE PROVISIONS OF SECTION 4.2 OF THIS LEASE (COMPLIANCE WITH LAWS) SHALL BE APPLICABLE TO SUCH BILLBOARD AND ANY SIGNS INSTALLED THEREON.]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.


                                      "LANDLORD"


                                      __________________________________________
                                      a      ___________________________________


                                      By:      _________________________________

                                      Title:   _________________________________



                                      "TENANT"

                                      UGLY DUCKLING CAR SALES, INC.,
                                      an Arizona corporation


                                      By:      _________________________________

                                      Title:   _________________________________


                                      By:      _________________________________

                                      Title:   _________________________________

                                   EXHIBIT "K"

                                 LEASE GUARANTY

                                    GUARANTY


         THIS GUARANTY, dated as of ________, 1998, (together with all amendments and supplements hereto, referred to as this "Guaranty"), is from UGLY DUCKLING CORPORATION, a corporation organized and existing under the laws of Delaware (herein, together with its successors and assigns, including, without limitation, any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety, referred to as "Guarantor"), to _______, a _________ (herein, together with its successors and assigns, referred to as "Lessor").

         WHEREAS, Ugly Duckling Car Sales, Inc., an Arizona corporation herein, together with any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety, referred to as "Lessee"), a subsidiary [describe relationship] of Guarantor, leased from Lessor and Lessor has leased to Lessee a certain parcel of real property together with the building and improvements located thereon, and as described in Exhibit A attached hereto (the "Premises") pursuant to a Lease dated as of even date herewith, between Lessor and Lessee (the "Lease") (capitalized terms not defined herein shall have the meanings given in the Lease); and

         WHEREAS, the execution and delivery of this Guaranty by Guarantor is an inducement to Lessor to enter into the Lease and Lessor has advised Guarantor that it is not willing to enter into the Lease unless this Guaranty is executed and delivered (the Lease and the other documents executed and delivered at or prior to the closing by Lessee, other documents related to the Lease made by Lessee to or with Lessor and all modifications and amendments to the foregoing, made by Lessee to or with Lessor being, collectively, the "Lease Documents");

         NOW, THEREFORE, in consideration of the premises, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Lessor as follows:

         1. Guarantor unconditionally and irrevocably guarantees (i) the payment and performance by Lessee of all its obligations, covenants, agreements, terms and conditions under the Lease Documents and (ii) the prompt payment of all sums which may become payable by Lessee pursuant to any of the Lease Documents in full when due in accordance with the provisions thereof. This Guaranty is irrevocable, unconditional and absolute. If for any reason any sums shall not be paid by Lessee promptly when due (after any notice required by the Lease Documents and prior to the expiration of any applicable period of grace provided for in the Lease Documents), or any such agreement, covenant, term or condition is not performed or observed by Lessee in accordance with the Lease Documents, Guarantor promptly, after notice thereof, will pay the same to the person entitled thereto pursuant to the provisions of any such Lease Document and will promptly perform and observe the same or cause the same promptly to be performed or observed, in any case regardless of (a) any defenses or rights of setoff or counterclaims which Lessee or Guarantor may have or assert, (b) whether Lessor shall have taken any steps to enforce any rights against Lessee or any other remedy thereunder as a result of the default of Lessee thereunder and (c) any other condition, contingency, thing or matter whatsoever. Guarantor also agrees to pay to Lessor such further reasonable and actual amounts as shall be sufficient to cover the cost and expense actually incurred in collecting such sums, or any part thereof, or of otherwise enforcing this

Guaranty, including without limitation, in any case, reasonable attorneys' fees and disbursements.

         2. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

                   (a) the extension, in whole or in part, of the time for payment by Lessee or Guarantor of any sums owing or payable under any of the Lease Documents (provided, however, that if any such extension is expressly granted by Lessor, then Guarantor shall be entitled to the benefit of such extension);

                  (b) any release of liability of Lessee;

                  (c) any assignment or reassignment of the Lease or subletting of the Premises or any part thereof (but not with respect to any period beyond the Lease Term and any Extended Term if such additional period was agreed to by Lessor and an assignee [and not Lessee] unless Guarantor consented to such additional period);

                  (d) the modification or amendment of any of the obligations of Lessee under the Lease Documents, whether the same be in the form of a new agreement or the modification or amendment of an existing Document (any of the foregoing being a "Modification"), or of Guarantor under this Guaranty;

                  (e) the doing or the omission of any of the acts (including, without limitation, the giving of any consent referred to therein) referred to in the Lease Documents or this Guaranty;

                  (f) any failure, omission or delay on the part of Lessor to enforce, assert or exercise any right, power or remedy conferred on or available to Lessor in or by any of the Lease Documents or this Guaranty, or any action on the part of Lessor granting indulgence or extension in any form whatsoever (except to the extent, if any, that such indulgence shall have been expressly granted by Lessor);

                  (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Lessee or Guarantor or any of their assets;

                  (h) the inability of Lessor or Lessee, respectively, to enforce any provision of the Lease Documents or this Guaranty, for any reason;

                  (i) any change in the relationship between Lessee and Guarantor or any termination of such relationship;

                  (j) the inability of Lessee to perform, or, to the extent permitted by applicable law, the release of Lessee or Guarantor from the performance of any obligation, agreement, covenant, term or condition of Lessee under any of the Lease Documents by reason of any law, regulation or decree, now or hereafter in effect; or

                  (k) any action or inaction by Lessor which results in any impairment or destruction of any subrogation rights of Guarantor or any rights of Guarantor to proceed against Lessee for reimbursement.

         3. In the event of the rejection or disaffirmance of the Lease by Lessee or Lessee's receiver pursuant to any law affecting creditor's rights, Guarantor will, and does hereby (without the necessity of any further agreement or act) assume all obligations and liabilities of Lessee under or arising out of the Lease, to the same extent as if Guarantor had been originally named the lessee under the Lease, and there had been no such rejection or disaffirmance; Guarantor will confirm such assumption in writing at the request of Lessor, upon or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Lessee under the Lease and shall be entitled to a new lease on all of the terms and conditions of the Lease with respect to the unexpired portion of the Lease (to the extent permitted by law). Guarantor will execute and deliver such documents as Lessor may from time to time reasonably require to evidence such assumption, to confirm this Guaranty and to certify that Guarantor is not in default hereunder.

         4. Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Lessee under any of the Lease Documents are hereby waived by Guarantor.

         5. This Guaranty shall be construed in accordance with the laws of the state in which the Premises are located.

         6. This Guaranty may not be modified or amended except by written agreement duly executed by Guarantor with the consent in writing of Lessor and any Lender.

         7. [Guarantor is a company required to file certain reports with the Securities and Exchange Commission ("SEC"). Guarantor will deliver to Lessor within 30 days of filing with the SEC (other than on a confidential basis) or otherwise making public, copies of all financial statements, 8-K, 10-K and 10-Q reports, and notices and proxy statements sent by Guarantor to its stockholders.]

         8. Guarantor waives any right it may have (a) to require Lessor to proceed against Lessee or against any other party [(PURSUANT TO A.R.S. SEC.
12.1641 ET. SEQ. OR OTHERWISE)] or (b) to require Lessor to pursue any remedy within the power of the Lessor and Guarantor agrees that all of Guarantor's obligations under this Guaranty are independent of the obligations of Lessee under the Lease Documents or under any other instrument or agreement, and that a separate action may be brought against Guarantor whether or not an action is commenced against Lessee under any thereof. [GUARANTOR ALSO WAIVES RULE 17(f) OF THE ARIZONA RULES OF CIVIL PROCEDURE.]

         9. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Guaranty shall be in writing and shall be deemed to have been properly given if
(a) with respect to Guarantor, sent by registered or certified mail with a return receipt requested, postage prepaid, or sent by facsimile, nationally recognized overnight express carrier or delivered by hand, in each case addressed to Guarantor at its notice address set forth below, and (b) with respect to Lessor, sent by registered or certified mail with a return receipt request, postage prepaid, or sent by facsimile, nationally recognized overnight express courier or delivered by hand in each case, addressed to the Lessor at its address set forth below along with a copy to the Lender (if Guarantor shall have been given Lender's address). Lessor and Guarantor shall each have the right from time to time to specify as its address for purposes of this Guaranty any other address in the United States of America upon giving fifteen (15) days written notice thereof, similarly given, to the other party, except that any change of address to a post office box shall not be effective unless a street address is also specified for use in effectuating personal service. Notices shall be deemed communicated upon the earlier of receipt, or seventy-two (72) hours from the time of mailing if mailed as provided in this Section 9.

       Notices shall be addressed as follows:

       If to Lessor:         __________________________
                             c/o Imperial Credit Mortgage Investment Corporation
                             11601 Wilshire Boulevard, Suite 2080
                             Los Angeles, California 90025
                             Attention: Mr. James M. Flagg


       If to Guarantor:      Ugly Duckling Corporation
                             Attention: General Counsel
                             2525 East Camelback Road, Suite 1150
                             Phoenix, Arizona 85016


         10. Guarantor hereby consents to, and no further consent by Guarantor shall be required for, (i) any assignment of rights of Lessor hereunder, in whole or in part, either as collateral security for obligations of Lessor secured by a lien on the Premises or in connection with the sale of the Premises or any interest therein or (ii) any assignment of the rights of Lessor under the Lease. Lessor will give notice to Guarantor of any such assignment, but a failure to do so will not result in any liability on Lessor, affect in any manner the enforceability of this Guaranty, the rights and remedies of Lessor hereunder or the obligations of Guarantor hereunder.

         11. In case any one or more of the provisions hereof or of the Lease Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. Guarantor shall not, directly or indirectly, without the express prior written consent of Lessor, which may be withheld by Lessor in its sole and absolute discretion, (i) merge into or consolidate with any other corporation, partnership or any other entity ("Person") or permit any other Person to merge into or consolidate with Guarantor; (ii) sell, lease, transfer, abandon or otherwise dispose of all or substantially all of Guarantor's properties or assets; or (iii) sell or offer for sale any shares of capital stock or any securities convertible into, or any rights to acquire, shares of capital stock, unless in each case, of each of (i), (ii) or (iii) above, Guarantor' s ability to perform all of its obligations under this Guaranty (in Lessor's opinion) will not be impaired after giving effect to such transaction. Within 10 days following the merger of Guarantor into another corporation, or the consolidation of Guarantor with one or more other corporations or the sale or other disposition of all or substantially all the assets of Guarantor to one or more other entities, the surviving entity or transferee of assets, as the case may be, shall deliver to Lessor an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Guarantor hereunder and under this Guaranty.

         13. Lessor will accept performance by Guarantor of any of the obligations guaranteed under the Lease Documents as if such performance had been made by Lessee; provided, however, that the foregoing shall not be deemed to be an agreement by Lessor to allow access to the Premises in order to cure any default, it being acknowledged that any such right of access shall be obtained by Guarantor pursuant to a separate agreement with Lessee (and Lessor agrees to recognize any such rights of access which are so granted, provided that Lessor shall have received appropriate written notice thereof).

         14. This Guaranty shall be binding upon, and inure to the benefit of and be enforceable by, the Guarantor, the Lessor, the Lessee, any Lender, and their respective successors and assigns.

         15. Guarantor further agrees that, to the extent that the Lessee or Guarantor makes a payment or payments to the Lessor, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Lessee or the Guarantor or their respective estate trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable laws, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied shall be reinstated and continued in full force and effect as of the date such initial payment reduction, or satisfaction occurred.

         16. Guarantor's rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other right of payment or recovery from any person or entity (including, without limitation, the Lessee) for any payments made by the Guarantor hereunder, are hereby subordinated to the rights of Lessor, and Guarantor hereby subordinates, absolutely and unconditionally, any such right of subrogation, contribution, reimbursement, indemnification and other rights of recovery which it may hereafter acquire. In no event shall Guarantor exercise any such right of subrogation, contribution, reimbursement, indemnification or other right of recovery, now existing or hereafter acquired, unless and until Lessee shall have complied with all of its obligations under the Lease Documents and the Term of the Lease shall have expired.

                                             Ugly Duckling Corporation,
                                             a Delaware corporation

                                             By:    ____________________________
                                             Title: ____________________________



                                             By:    ____________________________
                                             Title: ____________________________